As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	84-1318182
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Thomas P. D’Arcy
Chief Executive Officer and President
Grubb & Ellis Company
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Clifford A. Brandeis, Esq.
Zukerman Gore Brandeis & Crossman, LLP
875 Third Avenue
New York, New York 10022
(212) 223-6700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering	Aggregate Offering	Amount of
Securities to be Registered	Registered	Price Per Unit	Price(1)	Registration Fee
7.95% Convertible Senior Notes due 2015	$30,000,000	100%	$30,000,000	$2,139 (2)
Common Stock, $0.01 par value per share	13,367,490 (3)	(4)	(4)	(4)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the amount of the registration fee.

(2)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act and based on the filing fee of $71.30 per $1,000,000 of securities registered.

(3)	Estimated based on the total number of shares of common stock currently issuable upon conversion of the notes. Pursuant to Rule 416 under the Securities Act, the common stock offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions. Adjustments to the conversion rate resulting in the issuance of additional shares that are not addressed by Rule 416 will be covered by a separate registration statement.

(4)	No separate consideration will be received for the shares of common stock issuable upon conversion of the notes, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated June 25, 2010
PROSPECTUS
Grubb & Ellis Company
13,367,490 Shares of Common Stock
$30,000,000 principal amount of 7.95% Convertible Senior Notes due 2015
     This prospectus relates to up to $30,000,000 principal amount of our 7.95% Convertible Senior Notes due 2015 (the “Notes”), and up to 13,367,490 shares of our common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Notes, that may be sold by the selling securityholders identified in this prospectus under the section “Selling Securityholders”. The selling securityholders acquired the Notes offered by this prospectus in a private placement of our securities. We are registering the offer and sale of such Notes and such shares of Common Stock to satisfy registration rights we have granted to the selling securityholders.
     The selling securityholders may sell the Notes or the shares of Common Stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling securityholders may sell the Notes or the shares of Common Stock will be determined by the prevailing market price for the Notes or the shares of Common Stock or in negotiated transactions. We will not receive any of the proceeds from the sale of the Notes or the shares of Common Stock by the selling securityholders. We have agreed to bear all expenses of registration of the Notes and our Common Stock offered by this prospectus.
     The Notes, which bear interest at a rate of 7.95% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning November 1, 2010, and are convertible at any time at the option of the holder on or prior to the close of business on the scheduled trading day before May 1, 2015, the maturity date. The Notes are initially convertible at the conversion rate of 445.583 shares of common stock per $1,000 principal amount of Notes which is equivalent to a conversion price of approximately $2.24 per share of common stock, subject to adjustment in certain circumstances.
     The Notes are redeemable by us on or after May 6, 2013 for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest.
     Our common stock is listed on the New York Stock Exchange under the symbol “GBE.” On June 23, 2010, the last reported sales price for our common stock was $1.06.
     There is currently no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
     There are significant risks associated with an investment in our securities. See “Risk Factors” beginning on page 7.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2010.

In this prospectus, references to “Grubb & Ellis,” “we,” “us” and “our” refer to Grubb & Ellis Company, a Delaware corporation, and its subsidiaries unless otherwise stated or the context indicates otherwise.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, the selling securityholders named under the caption “Selling Securityholders” in this prospectus and as supplemented by any accompanying prospectus supplement may, from time to time, offer and sell up to $30,000,000 principal amount of our Notes and up to 13,367,490 shares of our Common Stock pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in the Notes or our Common Stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

SUMMARY
          This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that you should consider before deciding whether to invest in the Notes or our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including the “Risk Factors” section, and the other documents incorporated by reference herein before deciding to invest in the Notes or our Common Stock.
Company Overview
          Grubb & Ellis Company (the “Company” or “Grubb & Ellis”), a Delaware corporation founded over 50 years ago, is one of the country’s largest and most respected commercial real estate services and investment management firms. The Company offers property owners, corporate occupants and program investors comprehensive integrated real estate solutions, including transactions, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
          On December 7, 2007, the Company effected a stock merger (the “Merger”) with NNN Realty Advisors, Inc. (“NNN”), a real estate asset management company and nationally recognized sponsor of public non-traded real estate investment trusts (“REITs”), as well as a sponsor of tenant-in-common (“TIC”) investments and other investment programs. Upon the closing of the Merger, a change of control occurred. The former shareowners of NNN acquired approximately 60% of the Company’s issued and outstanding common stock.
          In certain instances throughout this prospectus phrases such as “legacy Grubb & Ellis” or similar descriptions are used to reference, when appropriate, Grubb & Ellis prior to the Merger. Similarly, in certain instances throughout this prospectus the term NNN, “legacy NNN” or similar phrases are used to reference, when appropriate, NNN Realty Advisors, Inc. prior to the Merger.
          Our principal executive offices are located at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. Our telephone number is (714) 667-8252. Our web address is www.grubb-ellis.com. Information contained in our web site is not incorporated by reference into this prospectus, and you should not consider information in our web site as part of this prospectus.
Management Services
          Grubb & Ellis delivers integrated property, facility, asset, construction, business and engineering management services to a host of corporate and institutional clients. The Company offers customized programs that focus on cost-efficient operations and tenant retention.
          The Company manages a comprehensive range of properties including headquarters, facilities and class A office space for major corporations, including many Fortune 500 companies. Grubb & Ellis’ skills extend to management of industrial, manufacturing and warehousing facilities as well as data centers and retail outlets for real estate users and investors.
          Additionally, Grubb & Ellis provides consulting services, including site selection, feasibility studies, exit strategies, market forecasts, appraisals, strategic planning and research services.
          The Company is committed to expanding the scope of products and services offered, while ensuring that it can support client relationships with best-in-class service. During 2009, the Company continued to expand the number of client service relationship managers, which provide a single point of contact to corporate clients with multi-service needs.
          In 2009 Grubb & Ellis secured significant new management services contracts from Kraft, Wachovia Corporation and Zurich Alternative Asset Management. The Company also secured significant contract renewals with Citigroup, General Motors, Microsoft and Wells Fargo. As of December 31, 2009, Grubb & Ellis managed approximately 240.7 million square feet, of which 24.3 million square feet related to its sponsored investment programs.
Transaction Services
          Grubb & Ellis has a track record of over 50 years in the commercial real estate industry and is one of the largest real estate brokerage firms in the country, offering clients the experience of thousands of successful transactions and the expertise that comes from a nationwide platform. There are 126 owned and affiliate offices worldwide (53 owned and approximately 73 affiliates) and more than 6,000 professionals, including a brokerage sales force of more than 1,800 brokers. By focusing on the overall business objectives of its clients, Grubb & Ellis utilizes its research capabilities, extensive properties database and negotiation skills to create, buy, sell and lease opportunities for both users and owners of commercial real estate. With a comprehensive approach to transactions, Grubb & Ellis offers a full suite of services to clients, from site selection and sale negotiations to needs analysis, occupancy projections, prospect qualification, pricing recommendations, long-term value consultation, tenant representation and consulting services. As one of the most active and largest commercial real estate brokerages in the United States, Grubb & Ellis’ traditional real estate services provide added value to the Company’s real estate investment programs by offering a comprehensive market view and local area expertise.
          The Company actively engages its brokerage force in the execution of its marketing strategy. Regional and metro-area managing directors, who are responsible for operations in each major market, facilitate the development of brokers. Through the Company’s specialty practice groups, key personnel share information regarding local, regional and national industry trends and participate in national marketing activities, including trade shows and seminars. This ongoing communication among brokers serves to increase their level of expertise as well as their network of relationships, and is supplemented by other more formal education, including training programs offering sales and motivational training and cross-functional networking and business development opportunities.
          In many local markets where the Company does not have owned offices, it has affiliation agreements with independent real estate services providers that conduct business under the Grubb & Ellis brand. The Company’s affiliation agreements provide for exclusive mutual referrals in their respective markets, generating referral fees. The Company’s affiliation agreements are generally multi-year contracts. Through its affiliate offices, the Company has access to more than 1,000 brokers with local market research capabilities.
          The Company’s Corporate Services Group provides comprehensive coordination of all required real estate related services to help realize the needs of clients’ real estate portfolios and to maximize their business objectives. These services include consulting services, lease administration, strategic planning, project management, account management and international services.
          As of December 31, 2009, Grubb & Ellis had in excess of 1,800 brokers at its owned and affiliate offices, of which 824 brokers were at its owned offices, up from 805 at December 31, 2008.
Investment Management
          The Company and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded REITs, mutual funds and other real estate investment funds. The Company brands its investment programs as Grubb & Ellis in order to capitalize on the strength of the Grubb & Ellis brand name and to leverage the Company’s various platforms. During the year ended December 31, 2009, more than $554.7 million in investor equity was raised for these sponsored investment programs. As of December 31, 2009, the Company has more than $5.7 billion of assets under management related to the various programs that it sponsors. The Company has completed transaction acquisition and disposition volume totaling approximately $12.3 billion on behalf of more than 55,000 program investors since 1998.
          Investment management products are distributed through the Company’s broker-dealer subsidiary, Grubb & Ellis Securities Inc. (“GBE Securities”). GBE Securities is registered with the SEC, the Financial Industry Regulatory Authority and all 50 states. GBE Securities has agreements with an extensive network of broker dealers with selling relationships providing access to thousands of licensed registered representatives. Part of the Company’s strategy is to expand its network of broker-dealers to increase the amount of equity that it raises in its various investment programs.
          The Company and Grubb & Ellis Equity Advisors, LLC, a subsidiary of the Company, sponsor and advise public non-traded REITs that are registered with the SEC but are not listed on a national securities exchange like a traded REIT. According to the published Stanger Report, Winter 2010, by Robert A. Stanger and Co., an independent investment banking firm, approximately $6.7 billion was raised in the non-traded REIT sector in 2009. As of December 31, 2009, the Company sponsors two demographically focused programs that are actively raising capital, Grubb & Ellis Healthcare REIT II, Inc. and Grubb & Ellis Apartment REIT, Inc. In addition, the Company raised equity for and provided advisory services to Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.) until August 28, 2009 and September 20, 2009, respectively. Public non-traded REITs sponsored or advised by the Company and its affiliates raised $536.9 million in combined capital in 2009.
          In 2008, the Company started a family of U.S. and global open end mutual funds that focus on real estate securities and manage private investment funds exclusively for qualified investors through its 51% ownership in Grubb & Ellis Alesco Global Advisors, LLC (“Alesco”). The Company, through its subsidiary, Alesco, serves as general partner and investment advisor to one limited partnership and as investment advisor to three mutual funds as of December 31, 2009. One of the limited partnerships, Grubb & Ellis AGA Real Estate Investment Fund LP, is required to be consolidated in accordance with the Consolidation Topic. As of December 31, 2009, Alesco had $8.0 million of investment funds under management.
          In mid-2009, the Company formed Energy & Infrastructure Advisors, LLC, a joint venture between Grubb & Ellis and the Meridian Companies that intends to sponsor retail and institutional products focused on investment opportunities in the energy and infrastructure sector. Grubb & Ellis Realty Investors, LLC (formerly Triple Net Properties, LLC), a subsidiary of the Company, had 146 sponsored TIC programs under management and has taken more than 60 programs full cycle (from acquisition through disposition) as of December 31, 2009.
          Through its multi-family platform, the Company provides investment management services for sponsored apartment vehicles and currently manages in excess of 13,000 apartment units through Grubb & Ellis Residential Management, Inc., the Company’s multi-family management services subsidiary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from the forward-looking statements (“Cautionary Statements”). The risks and uncertainties include, but are not limited to, those matters addressed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus and in the incorporated documents. Such developments could have a material adverse impact on our financial position and our results of operations. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, our beliefs, expectations and intentions can change as a result of many possible events or factors, not all of which are known to us or are within our control, and a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward looking statements. Such factors, risks and uncertainties include, but are not limited to:
•	liquidity and availability of additional or continued sources of financing;

•	the continued weakening national economy in general and the commercial real estate markets in particular;

•	the continued global credit crises and capital markets disruption;

•	changes in general economic and business conditions, including interest rates, the cost and availability of financing of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets;

•	our ability to retain major clients and renew related contracts;

•	our ability to return advisory and management contracts on sponsored REIT and TIC programs, respectively;

•	the failure of properties sponsored or managed by us to perform as anticipated;

•	our exposure to liabilities in connection with sponsored investment programs;

•	our ability to compete in specific geographic markets or business segments that are material to us;

•	the contraction of the TIC market;

•	declining values of real assets and distributions on our programs;

•	significant variability in our results of operations among quarters;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to comply with the laws and regulations applicable to real estate brokerage investment syndication and mortgage transactions;

•	our potential liability under loan guarantees in connection with investment programs;

•	our ability to sign and retain selling agreements;

•	our exposure to liabilities in connection with real estate brokerage, real estate and property management activities;

•	changes in the key components of revenue growth for large commercial real estate services companies;

•	reliance of companies on outsourcing for their commercial real estate needs;

•	liquidity and availability of additional or continued sources of financing for the Company’s investment programs;

•	trends in use of large, full-service real estate providers;

•	diversification of our client base;

•	improvements in operating efficiency;

•	protection of our brand;

•	trends in pricing for commercial real estate services;

•	the effect of implementation of new tax and accounting rules and standards; and

•	the other risks identified in this prospectus.
          You should carefully consider these and other factors, risks and uncertainties before you make an investment decision with respect to the Notes or our Common Stock.

RISK FACTORS
     A purchase of the Notes or our shares of Common Stock involves a high degree of risk. Before you invest in the Notes or our Common Stock, you should be aware that there are various risks, including those described below, which could affect the value of your investment in the future. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. The Risk Factors described in this section, as well as any cautionary language in this prospectus and the documents incorporated by reference herein, provide examples of risks, uncertainties and events that could have a material adverse effect on our business, including our operating results and financial condition. This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. These risks could cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K/A for the year ended December 31, 2009, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision.
Risks Related to the Company’s Business in General
The ongoing downturn in the general economy and the real estate market has negatively impacted and could continue to negatively impact the Company’s business and financial results.
     Periods of economic slowdown or recession, significantly reduced access to credit, declining employment levels, decreasing demand for real estate, declining real estate values or the perception that any of these events may occur, can reduce transaction volumes or demand for services for each of our business lines. The current recession and the downturn in the real estate market have resulted in and may continue to result in:
•	a decline in acquisition, disposition and leasing activity;

•	a decline in the supply of capital invested in commercial real estate;

•	a decline in fees collected from investment management programs, which are dependent upon demand for investment in commercial real estate; and

•	a decline in the value of real estate and in rental rates, which would cause the Company to realize lower revenue from:
•	property management fees, which in certain cases are calculated as a percentage of the revenue of the property under management; and

•	commissions or fees derived from property valuation, sales and leasing, which are typically based on the value, sale price or lease revenue commitment, respectively.
     The declining real estate market in the United States, the availability and cost of credit, increased unemployment, volatile oil prices, declining consumer confidence and the instability of United States banking and financial institutions, have contributed to increased volatility, an overall economic slowdown and diminished expectations for the economy and markets going forward. The fragile state of the credit markets, the fear of a global recession for an extended period and the current economic environment have impacted real estate services and investment management firms like ours through reduced transaction volumes, falling transaction values, lower real estate valuations, liquidity restrictions, market volatility, and the loss of confidence. As a consequence, similar to other real estate services and investment management firms, our stock price has declined significantly.
     Due to the economic downturn, it may take us longer to dispose of real estate assets and investments and the selling prices may be lower than originally anticipated. If this occurs, fees from transaction services will be reduced. In addition, the performance of certain properties in the investment management portfolio may be negatively impacted, which would likewise affect our fees. As a result, the carrying value of certain of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Pursuant to the requirements of the Property, Plant, and Equipment Topic, the Company assesses the value of its assets and real estate investments. This valuation review resulted in the Company recognizing an impairment charge of approximately $24.0 million against the carrying value of the properties and real estate investments during the year ended December 31, 2009.
     We are not able to predict the severity or duration of the current adverse economic environment or the disruption in the financial markets. The real estate market tends to be cyclical and related to the condition of the overall economy and to the perceptions of investors, developers and other market participants as to the economic outlook. The ongoing downturn in the general economy and the real estate market has negatively impacted and could continue to negatively impact the Company’s business and results of operations.

The ongoing adverse conditions in the credit markets and the risk of continued market deterioration have adversely affected the Company’s revenues, expenses and operating results and may continue to do so.
     Our segments are sensitive to credit cost and availability as well as market place liquidity. In addition, the revenues in all our businesses are dependent to some extent on overall volume of activity and pricing in the commercial real estate market. In 2008 and 2009, the credit markets experienced an unprecedented level of disruption and uncertainty. This disruption and uncertainty has reduced the availability and significantly increased the cost of most sources of funding. In certain cases, sources of funding have been eliminated.
     Disruptions in the credit markets have adversely affected, and may continue to adversely affect, our business of providing services to owners, purchasers, sellers, investors and occupants of real estate in connection with acquisitions, dispositions and leasing of real property. If our clients are unable to obtain credit on favorable terms, there will be fewer completed acquisitions, dispositions and leases of property. In addition, if purchasers of real estate are not able to obtain favorable financing resulting in a lack of disposition opportunities for funds whom we act as advisor, our fee revenues will decline and we may also experience losses on real estate held for investment.
     The recent decline in real estate values and the inability to obtain financing has either eliminated or severely reduced the availability of the Company’s historical funding sources for its investment management programs, and to the extent credit remains available for these programs, it is currently more expensive. The Company may not be able to continue to access sources of funding for its investment management programs or, if available to the Company, the Company may not be able to do so on favorable terms. Any decision by lenders to make additional funds available to the Company in the future for its investment management programs will depend upon a number of factors, such as industry and market trends in our business, the lenders’ own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities.
     The depth and duration of the current credit market and liquidity disruptions are impossible to predict. In fact, the magnitude of the recent credit market disruption has exceeded the expectations of most if not all market participants. This uncertainty limits the Company’s ability to develop future business plans and the Company believes that it limits the ability of other participants in the credit markets and the real estate markets to do so as well. This uncertainty may lead market participants to act more conservatively than in recent history, which may continue to depress demand and pricing in our markets.
We experienced additional, unanticipated costs and may have additional risk and further costs as a result of the restatement of our financial statements.
     As a result of the restatement in 2009 of certain audited and unaudited financial data, and the special investigation in connection therewith, we incurred substantial, additional unanticipated costs for accounting and legal fees. The restatement and special investigation was also time-consuming and affected management’s attention and resources. Further, there are no assurances that we will not become involved in legal proceedings in the future in relation to these restatements. In connection with any such potential proceedings, any incurred expenses not covered by available insurance or any adverse resolution could have a material adverse effect on the Company. Any such future legal proceedings could also be time-consuming and distract our management from the conduct of our business.
The Company’s ability to access credit and capital markets may be adversely affected by factors beyond its control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns.
     There can be no assurances that the Company’s anticipated cash flow from operations will be sufficient to meet all of the Company’s cash requirements. The Company intends to continue to make investments to support the Company’s business growth and may require additional funds to respond to business challenges. The Company has historically relied upon access to the credit markets from time to time as a source of liquidity for the portion of its working capital requirements not provided by cash from operations. The Company used a significant portion of the net proceeds from the sale of its 12% Cumulative Participating Perpetual Convertible Preferred Stock (the “Preferred Stock”) to pay off and terminate the Credit Facility and has not secured a new credit facility or line or credit with which to borrow funds. Market disruptions such as those currently being experienced in the United States and other countries may increase the Company’s cost of borrowing or adversely affect the Company’s ability to access sources of capital. These disruptions include turmoil in the financial services and real estate industries, including substantial uncertainty surrounding particular lending institutions, and general economic downturns. If the Company is unable to access credit at competitive rates or at all, or if its short-term or long-term borrowing costs dramatically increase, the Company’s ability to finance its operations, meet its short-term obligations and implement its operating strategy could be adversely affected.
The TIC business in general, from which the Company has historically generated significant revenues, materially contracted in 2009.
     The Company has historically generated significant revenues from fees earned through the transaction structuring and property management of its TIC Programs. In 2009, however, with the nationwide decline in real estate values and the global credit crisis, the TIC industry contracted significantly. According to data from OMNI Research & Consulting, approximately $3.7 billion of TIC equity was raised in 2006. In 2009, the amount of TIC equity raised declined by approximately 94% to $228.7 million. As the Company has historically generated a significant amount of revenue from its TIC operations, the rapid and steep decline in this industry may have a material, adverse effect on the Company’s business and results of operations if it is unable to generate revenues in its other business segments, of which there can be no assurances, to make up for the loss of TIC-related revenues. The Company does not anticipate the TIC market to recover in the near term.
The decline in value of many of the properties purchased by TIC and real estate fund investors in the Company’s sponsored programs as a result of the downturn in the real estate market, and the potential loss of investor equity in these programs, may negatively affect the Company’s reputation and ability to sell future sponsored programs.
     The declining real estate market has resulted in declining values for many of the properties purchased by investors in the Company’s sponsored TIC and real estate fund programs. In addition, the lack of available credit has negatively impacted the ability to refinance these properties at loan maturity. As a consequence, the TIC and fund program investors may be forced to dispose of their properties at selling prices lower than the original purchase price. In addition, some properties may be valued at less than the outstanding loan amount and may be subject to default and foreclosure by the lender. Sales of these real estate assets at less than their original purchase price, loan defaults or foreclosures will result in the loss of investor equity. Losses by investors may negatively affect the reputation of the Company’s investment management business and its ability to sell current or future sponsored programs and earn fees. Any decrease in the Company’s fees could have a material adverse effect on the Company’s business, results of operations and financial condition.
The Company is in a highly competitive business with numerous competitors, some of which may have greater financial and operational resources than it does.
     The Company competes in a variety of service disciplines within the commercial real estate industry. Each of these business areas is highly competitive on a national as well as on a regional and local level. The Company faces competition not only from other national real estate service providers, but also from global real estate service providers, boutique real estate advisory firms, consulting and appraisal firms. Depending on the product or service, the Company also faces competition from other real estate service providers, institutional lenders, insurance companies, investment banking firms, investment managers and accounting firms, some of which may have greater financial resources than the Company does. The Company is also subject to competition from other large national firms and from multi-national firms that have similar service competencies to it. Although many of the Company’s competitors are local or regional firms that are substantially smaller than it, some of its competitors are substantially larger than it on a local, regional, national or international basis. In general, there can be no assurance that the Company will be able to continue to compete effectively with respect to any of its business lines or on an overall basis, or to maintain current fee levels or margins, or maintain or increase its market share.
As a service-oriented company, the Company depends upon the retention of senior management and key personnel, and the loss of its current personnel or its failure to hire and retain additional personnel could harm its business.
     The Company’s success is dependent upon its ability to retain its executive officers and other key employees and to attract and retain highly skilled personnel. The Company believes that its future success in developing its business and maintaining a competitive position will depend in large part on its ability to identify, recruit, hire, train, retain and motivate highly skilled executive, managerial, sales, marketing and customer service personnel. Competition for these personnel is intense, and the Company may not be able to successfully recruit, assimilate or retain sufficiently qualified personnel. We use equity incentives to attract and retain our key personnel. In 2009, our stock price declined significantly, resulting in the decline in value of previously provided equity awards, which may result in an increase risk of loss of key personnel. The performance of our stock may also diminish our ability to offer attractive incentive awards to new hires. The Company’s failure to recruit and retain necessary executive, managerial, sales, marketing and customer service personnel could harm its business and its ability to obtain new customers.
The Company may expand its business to include international operations so that it may be more competitive, but in doing so it could subject the Company to social, political and economic risks of doing business in foreign countries.
     Although the Company does not currently conduct significant business outside the United States, the Company is considering an expansion of its international operations so that it may be more competitive. Currently, the Company’s lack of international capabilities sometimes places the Company at a competitive disadvantage when prospective clients are seeing one real estate services provider that can service their needs both in the United States and overseas. There can be no assurances that the Company will be able to successfully expand its business in international markets. Current global economic conditions may restrict, limit or delay the Company’s ability to expand its business into international markets or make such expansion less economically feasible. If the Company expands into international markets, circumstances and developments related to international operations that could negatively affect the Company’s business or results of operations include, but are not limited to, the following factors:

•	lack of substantial experience operating in international markets;

•	lack of recognition of the Grubb & Ellis brand name in international markets;

•	difficulties and costs of staffing and managing international operations;

•	currency restrictions, which may prevent the transfer of capital and profits to the United States;

•	diverse foreign currency fluctuations;

•	changes in regulatory requirements;

•	potentially adverse tax consequences;

•	the responsibility of complying with multiple and potentially conflicting laws;

•	the impact of regional or country-specific business cycles and economic instability;

•	the geographic, time zone, language and cultural differences among personnel in different areas of the world;

•	political instability; and

•	foreign ownership restrictions with respect to operations in certain countries.
     Additionally, the Company may establish joint ventures with foreign entities for the provision of brokerage services abroad, which may involve the purchase or sale of the Company’s equity securities or the equity securities of the joint venture participant(s). In these joint ventures, the Company may not have the right or power to direct the management and policies of the joint venture and other participants may take action contrary to the Company’s instructions or requests and against the Company’s policies and objectives. In addition, the other participants may become bankrupt or have economic or other business interests or goals that are inconsistent with the Company. If a joint venture participant acts contrary to the Company’s interest, then it could have a material adverse effect on the Company’s business and results of operations.
Failure to manage any future growth effectively may have a material adverse effect on the Company’s financial condition and results of operations.
     Management will need to successfully manage any future growth effectively. The integration and additional growth may place a significant strain upon management, administrative, operational and financial infrastructure. The Company’s ability to grow also depends upon its ability to successfully hire, train, supervise and manage additional executive officers and new employees, obtain financing for its capital needs, expand its systems effectively, allocate its human resources optimally, maintain clear lines of communication between its transactional and management functions and its finance and accounting functions, and manage the pressures on its management and administrative, operational and financial infrastructure. Additionally, managing future growth may be difficult due to the new geographic locations and business lines of the Company. There can be no assurance that the Company will be able to accurately anticipate and respond to the changing demands it will face as it integrates and continues to expand its operations, and it may not be able to manage growth effectively or to achieve growth at all. Any failure to manage the future growth effectively could have a material adverse effect on the Company’s business, financial condition and results of operations.
Risks Related to the Company’s Transaction Services and Management Services Business
The Company’s quarterly operating results are likely to fluctuate due to the seasonal nature of its business and may fail to meet expectations, which may cause the price of its securities to decline.
     Historically, the majority of the Company’s revenue has been derived from the transaction services that it provides. Such services are typically subject to seasonal fluctuations. The Company typically experienced its lowest quarterly revenue in the quarter ending March 31 of each year with higher and more consistent revenue in the quarters ending June 30 and September 30. The quarter ending December 31 has historically provided the highest quarterly level of revenue due to increased activity caused by the desire of clients to complete transactions by calendar year-end. However, the Company’s non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant in total dollars on a quarterly basis. As a result, since a high proportion of these operating expenses are fixed, declines in revenue could disproportionately affect the Company’s operating results in a quarter. In addition, the Company’s quarterly operating results have fluctuated in the past and will likely continue to fluctuate in the future. If the Company’s quarterly operating results fail to meet expectations, the price of the Company’s securities could fluctuate or decline significantly.
If the properties that the Company manages fail to perform, then its business and results of operations could be harmed.
     The Company’s success partially depends upon the performance of the properties it manages. The Company could be adversely affected by the nonperformance of, or the deteriorating financial condition of, certain of its clients. The revenue the Company generates from its property management business is generally a percentage of aggregate rent collections from the properties. The performance of these properties will depend upon the following factors, among others, many of which are partially or completely outside of the Company’s control:
•	the Company’s ability to attract and retain creditworthy tenants;

•	the magnitude of defaults by tenants under their respective leases;

•	the Company’s ability to control operating expenses;

•	governmental regulations, local rent control or stabilization ordinances which are in, or may be put into, effect;

•	various uninsurable risks;

•	financial condition of certain clients;

•	financial conditions prevailing generally and in the areas in which these properties are located;

•	the nature and extent of competitive properties; and

•	the general real estate market.
     These or other factors may negatively impact the properties that the Company manages, which could have a material adverse effect on its business and results of operations.
If the Company fails to comply with laws and regulations applicable to real estate brokerage and mortgage transactions and other business lines, then it may incur significant financial penalties.
     Due to the broad geographic scope of the Company’s operations and the real estate services performed, the Company is subject to numerous federal, state and local laws and regulations specific to the services performed. For example, the brokerage of real estate sales and leasing transactions requires the Company to maintain brokerage licenses in each state in which it operates. If the Company fails to maintain its licenses or conducts brokerage activities without a license or violates any of the regulations applicable to its licenses, then it may be required to pay fines (including treble damages in certain states) or return commissions received or have its licenses suspended or revoked. In addition, because the size and scope of real estate sales transactions have increased significantly during the past several years, both the difficulty of ensuring compliance with the numerous state licensing regimes and the possible loss resulting from non-compliance have increased. Furthermore, the laws and regulations applicable to the Company’s business, both in the United States and in foreign countries, also may change in ways that increase the costs of compliance. The failure to comply with both foreign and domestic regulations could result in significant financial penalties which could have a material adverse effect on the Company’s business and results of operations.
The Company may have liabilities in connection with real estate brokerage and property and facilities management activities.
     As a licensed real estate broker, the Company and its licensed employees and independent contractors that work for it are subject to statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject the Company or its employees to litigation from parties who purchased, sold or leased properties that the Company or they brokered or managed. The Company could become subject to claims by participants in real estate sales, as well as building owners and companies for whom the Company provides management services, claiming that the Company did not fulfill its statutory obligations as a broker.
     In addition, in the Company’s property and facilities management businesses, it hires and supervises third-party contractors to provide construction and engineering services for its managed properties. While the Company’s role is limited to that of a supervisor, the Company may be subject to claims for construction defects or other similar actions. Adverse outcomes of property and facilities management litigation could have a material adverse effect on the Company’s business, financial condition and results of operations.

Environmental regulations may adversely impact the Company’s business and/or cause the Company to incur costs for cleanup of hazardous substances or wastes or other environmental liabilities.
     Federal, state and local laws and regulations impose various environmental zoning restrictions, use controls, and disclosure obligations which impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities, as well as mortgage lending availability, with respect to some properties. A decrease or delay in such transactions may adversely affect the results of operations and financial condition of the Company’s real estate brokerage business. In addition, a failure by the Company to disclose environmental concerns in connection with a real estate transaction may subject it to liability to a buyer or lessee of property.
     In addition, in its role as a property manager, the Company could incur liability under environmental laws for the investigation or remediation of hazardous or toxic substances or wastes at properties it currently or formerly managed, or at off-site locations where wastes from such properties were disposed. Such liability can be imposed without regard for the lawfulness of the original disposal activity, or the Company’s knowledge of, or fault for, the release or contamination. Further, liability under some of these laws may be joint and several, meaning that one liable party could be held responsible for all costs related to a contaminated site. The Company could also be held liable for property damage or personal injury claims alleged to result from environmental contamination, or from asbestos-containing materials or lead-based paint present at the properties it manages. Insurance for such matters may not be available or sufficient.
     Certain requirements governing the removal or encapsulation of asbestos-containing materials, as well as recently enacted local ordinances obligating property managers to inspect for and remove lead-based paint in certain buildings, could increase the Company’s costs of legal compliance and potentially subject it to violations or claims. Although such costs have not had a material impact on its financial results or competitive position during fiscal year 2007, 2008 or 2009, the enactment of additional regulations, or more stringent enforcement of existing regulations, could cause it to incur significant costs in the future, and/or adversely impact its brokerage and management services businesses.
Risks Related to the Company’s Investment Management and Broker-Dealer Business
Declines in asset value, reductions in distributions in investment programs or loss of properties to foreclosure could adversely affect the Company business, as it could cause harm to the Company’s reputation, cause the loss of management contracts and third-party broker-dealer selling agreements, limit the Company’s ability to sign future third-party broker-dealer selling agreements and potentially expose the Company to legal liability.
     The current market value of many of the properties owned through the Company’s investment programs have decreased as a result of the overall decline in the economy and commercial real estate markets. In addition, there have been reductions in distributions in numerous investment programs in 2008 and 2009, in many instances to a zero percent distribution rate. Significant declines in value and reductions in distributions in the investment programs sponsored by the Company could adversely affect the Company’s reputation and the Company’s ability to attract investors for future investment programs. In addition, significant declines in value and reductions in distributions could cause the Company to lose asset and property management contracts for its investment management programs, cause the Company to lose third-party broker-dealer selling agreements for existing investment programs, including its REITs, and limit the Company’s ability to sign future third-party broker-dealer agreements. The loss of value may be significant enough to cause certain investment programs to go into foreclosure or result in a complete loss of equity for program investors. Significant losses in asset value and investor equity and reductions in distributions increases the risk of claims or legal actions by program investors. Any such legal liability could result in further damage to the Company’s reputation, loss of third-party broker-dealer selling agreements and incurrence of legal expenses which could have a material adverse effect on the Company’s business, results of operations and financial condition.
The Company currently provides its Investment Management services primarily to its investment programs. Its revenue depends on the number of its programs, on the price of the properties acquired or disposed, and on the revenue generated by the properties under its management.
     The Company derives fees for Investment Management services based on a percentage of the price of the properties acquired or disposed of by its programs and for management services based on a percentage of the rental amounts of the properties in its programs. The Company is responsible for the management of all of the properties owned by its programs, but as of December 31, 2009 it had subcontracted the property management of approximately 11.0% of its programs’ office, medical office and healthcare related facilities and retail properties (based on square footage) and 16.3% of its programs’ multi-family apartment units to third parties. For REITs, investment decisions are controlled by the Board of Directors of REITs that are independent of the Company. Investment decisions of these Boards affect the fees earned by the Company. As a result, if any of the Company’s programs are unsuccessful, its Investment Management services fees will be reduced, if any are paid at all. In addition, failure of the Company’s programs to provide competitive investment returns could significantly impair its ability to market future programs. The Company’s inability to spread risk among a large number of programs could cause it to be over-reliant on a limited number of programs for its revenues. There can be no assurance that the Company will maintain current levels of transaction and management services for its programs’ properties.
The Company may be required to repay loans the Company guaranteed that were used to finance properties acquired by the Company’s programs.
     From time to time the Company or its investment management subsidiaries provided guarantees of loans for properties under management. As of December 31, 2009, there were 146 properties under management with loan guarantees of approximately $3.6 billion in total principal outstanding with terms ranging from 1 to 10 years, secured by properties with a total aggregate purchase price of approximately $4.8 billion as of December 31, 2009. The Company’s guarantees consisted of non-recourse/carve-out guarantees of debt of properties under management, non-recourse/carve-out guarantees of the Company’s debt, recourse guarantees of debt of properties under management and recourse guarantees of the Company’s debt.
     A “non-recourse/carve-out” guarantee imposes personal liability on the guarantor in the event the borrower engages in certain acts prohibited by the loan documents. Each non-recourse carve-out guarantee is an individual document entered into with the mortgage lender in connection with the purchase or refinance of an individual property. While there is not a standard document evidencing these guarantees, liability under the non-recourse carve-out guarantees generally may be triggered by, among other things, any or all of the following:
•	a voluntary bankruptcy or similar insolvency proceeding of any borrower;

•	a “transfer” of the property or any interest therein in violation of the loan documents;

•	a violation by any borrower of the special purpose entity requirements set forth in the loan documents;

•	any fraud or material misrepresentation by any borrower or any guarantor in connection with the loan;

•	the gross negligence or willful misconduct by any borrower in connection with the property, the loan or any obligation under the loan documents;

•	the misapplication, misappropriation or conversion of (i) any rents, security deposits, proceeds or other funds, (ii) any insurance proceeds paid by reason of any loss, damage or destruction to the property, and (iii) any awards or other amounts received in connection with the condemnation of all or a portion of the property;

•	any waste of the property caused by acts or omissions of any borrower or the removal or disposal of any portion of the property after an event of default under the loan documents; and

•	the breach of any obligations set forth in an environmental or hazardous substances indemnification agreement from any borrower.
     Certain violations (typically the first three listed above) render the entire debt balance recourse to the guarantor regardless of the actual damage incurred by the lender, while the liability for other violations is limited to the damages incurred by the lender. Notice and cure provisions vary between guarantees. Generally the guarantor irrevocably and unconditionally guarantees to the lender the payment and performance of the guaranteed obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration or maturity or otherwise, and the guarantor covenants and agrees that it is liable for the guaranteed obligations as a primary obligor. As of December 31, 2009, to the best of the Company’s knowledge, there is no amount of debt owed by the Company as a result of the borrowers engaging in prohibited acts.
     In addition, the consolidated variable interest entities (“VIEs”) and unconsolidated VIEs are jointly and severally liable on the non-recourse mortgage debt related to the interests in the Company’s TIC investments totaling $277.0 million and $154.8 million as of December 31, 2009, respectively.
     As property values and performance decline, the risk of exposure under these guarantees increases. Management initially evaluates these guarantees to determine if the guarantee meets the criteria required to record a liability in accordance with the Guarantees Topic. As of December 31, 2009 and 2008, the Company had recourse guarantees of $33.9 million and $42.4 million, respectively, relating to debt of properties under management. As of December 31, 2009, approximately $9.8 million of these recourse guarantees relate to debt that has matured or is not currently in compliance with certain loan covenants. In evaluating the potential liability relating to such guarantees, the Company considers factors such as the value of the properties secured by the debt, the likelihood that the lender will call the guarantee in light of the current debt service and other factors. As of December 31, 2009 and 2008, the Company recorded a liability of $3.8 million and $9.1 million, respectively, related to its estimate of probable loss related to recourse guarantees of debt of properties under management which matured in January and April 2009.

     Our evaluation of the potential liability may prove to be inaccurate and liabilities may exceed estimates. In the event that actual losses materially exceed estimates, individual investment management subsidiaries may not be able to pay such obligations as they become due. Failure of any investment management subsidiary to pay its debts as they become due would likely have a materially negative impact on the ongoing business of the Company, and the investment management operations in particular.
The Company may be unable to grow its investment programs, which would cause it to fail to satisfy its business strategy.
     A significant element of the Company business strategy is the growth in the size and number of its investment programs. The success of each investment program will depend on raising adequate capital for the investment, identifying appropriate assets for acquisition and effectively and efficiently closing the transactions. There can be no assurance that the Company will be able to identify and invest in additional properties or will be able to raise adequate capital to grow or launch new programs in the future. If the Company is unable to grow its existing vehicles or consummate new programs in the future, growth of the revenue it receives from transaction and management services may be negatively affected.
The revenue streams from the Company’s management services for sponsored programs are subject to limitation or cancellation.
     The agreements under which the Company provides advisory and management services to public non-traded REITs that the Company has sponsored may generally be terminated by each REIT’s independent Board of Directors following a notice period, with or without cause. The Company cannot assure you that these agreements will not be terminated. Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc. as of August 31, 2009) did not renew its Advisory Agreement with a subsidiary of the Company upon the termination of the Advisory Agreement on September 20, 2009 and, as a result, the Company’s asset and property management fees have been reduced.
     The management agreements under which the Company provides property management services to its sponsored TIC programs may generally be terminated by a single TIC investor with cause upon 30 days notice or without cause annually upon renewal. Appointment of a new property manager requires unanimous agreement of the TIC investors and, generally, the approval of the lender. The Company has received termination notices on approximately one-third of its managed TIC properties resulting in the termination of one property management agreement during 2009. Although the Company is disputing these terminations, it is not likely that the Company will be able to retain all of the management contracts for these properties. Loss of a significant number of contracts and fees could have a material adverse effect on the Company’s business, results of operations and financial condition.
The inability to access investors for the Company’s programs through broker-dealers or other intermediaries could have a material adverse effect on its business.
     The Company’s ability to source capital for its programs depends significantly on access to the client base of securities broker-dealers and other financial investment intermediaries that may offer competing investment products. The Company believes that its future success in developing its business and maintaining a competitive position will depend in large part on its ability to continue to maintain these relationships as well as finding additional securities broker-dealers to facilitate offerings by its programs or to find investors for the Company’s REITs, TIC Programs and other investment programs. The Company cannot be sure that it will continue to gain access to these channels. In addition, competition for capital is intense and the Company may not be able to obtain the capital required to complete a program. The inability to have this access could have a material adverse effect on its business and results of operations.
The termination of any of the Company’s broker-dealer relationships, especially given the limited number of key broker-dealers, could have a material adverse effect on its business.
     The Company’s securities programs are sold through third-party broker-dealers who are members of its selling group. While the Company has established relationships with its selling group, it is required to enter into a new agreement with each member of the selling group for each new program it offers. In addition, the Company’s programs may be removed from a selling broker-dealer’s approved program list at any time for any reason. The Company cannot assure you of the continued participation of existing members of its selling group nor can the Company make an assurance that its selling group will expand. While the Company seeks to diversify and add new investment channels for its programs, a significant portion of the growth in recent years in the TIC and REIT programs it sponsors has been as a result of capital raised by a relatively limited number of broker-dealers. Loss of any of these key broker-dealer relationships, or the failure to develop new relationships to cover the Company’s expanding business through new investment channels, could have a material adverse effect on its business and results of operations.
Misconduct by third-party selling broker-dealers or the Company’s sales force, could have a material adverse effect on its business.
     The Company relies on selling broker-dealers and the Company’s sales force to properly offer its securities programs to customers in compliance with its selling agreements and with applicable regulatory requirements. While these persons are responsible for their activities as registered broker-dealers, their actions may nonetheless result in complaints or legal or regulatory action against the Company.
A significant amount of the Company’s programs are structured to provide favorable tax treatment to investors or REITs. If a program fails to satisfy the requirements necessary to permit this favorable tax treatment, the Company could be subject to claims by investors and its reputation for structuring these transactions would be negatively affected, which would have an adverse effect on its financial condition and results of operations.
     The Company structures TIC Programs and public non-traded REITs to provide favorable tax treatment to investors. For example, its TIC investors are able to defer the recognition of gain on sale of investment or business property if they enter into a 1031 exchange. Similarly, qualified REITs generally are not subject to federal income tax at corporate rates, which permits REITs to make larger distributions to investors (i.e., without reduction for federal income tax imposed at the corporate level). If the Company fails to properly structure a TIC transaction or if a REIT fails to satisfy the complex requirements for qualification and taxation as a REIT under the Internal Revenue Code, the Company could be subject to claims by investors as a result of additional tax they may be required to pay or because they are unable to receive the distributions they expected at the time they made their investment. In addition, any failure to satisfy applicable tax regulations in structuring its programs would negatively affect the Company’s reputation, which would in turn affect its ability to earn additional fees from new programs. Claims by investors could lead to losses and any reduction in the Company’s fees would have a material adverse effect on its revenues.
Any future co-investment activities the Company undertakes could subject it to real estate investment risks which could lead to the need for substantial capital contributions, which may impact its cash flows and financial condition and, if it is unable to make them, could damage its reputation and result in adverse consequences to its holdings.
     The Company may from time to time invest its capital in certain real estate investments with other real estate firms or with institutional investors such as pension plans. Any co-investment will generally require the Company to make initial capital contributions, and some co-investment entities may request additional capital from the Company and its subsidiaries holding investments in those assets. These contributions could adversely impact the Company’s cash flows and financial condition. Moreover, the failure to provide these contributions could have adverse consequences to the Company’s interests in these investments. These adverse consequences could include damage to the Company’s reputation with its co-investment partners as well as dilution of ownership and the necessity of obtaining alternative funding from other sources that may be on disadvantageous terms, if available at all.
Geographic concentration of program properties may expose the Company’s programs to regional economic downturns that could adversely impact their operations and, as a result, the fees the Company is able to generate from them, including fees on disposition of the properties as the Company may be limited in its ability to dispose of properties in a challenging real estate market.
     The Company’s programs generally focus on acquiring assets satisfying particular investment criteria, such as type or quality of tenants. There is generally no or little focus on the geographic location of a particular property. The Company cannot guarantee, however, that its programs will have, or will be able to maintain, a significant amount of geographic diversity. Although the Company’s property programs are located in 29 states, a majority of these properties (by square footage) are located in Texas, Georgia, North Carolina, Florida and California. Geographic concentration of properties exposes the Company’s programs to economic downturns in the areas where the properties are located. A regional recession or other major, localized economic disruption in a region, such as earthquakes and hurricanes, in any of these areas could adversely affect the Company’s programs’ ability to generate or increase their operating revenues, attract new tenants or dispose of unproductive properties. Any reduction in program revenues would effectively reduce the fees the Company generates from them, which would adversely affect the Company’s results of operations and financial condition.
If third-party managers providing property management services for the Company’s programs’ office, medical office and healthcare related facilities, retail and multi-family properties are negligent in their performance of, or default on, their management obligations, the tenants may not renew their leases or the Company may become subject to unforeseen liabilities. If this occurs, it could have an adverse effect on the Company’s financial condition and operating results.
     The Company has entered into agreements with third-party management companies to provide property management services for a significant number of the Company’s programs’ properties, and the Company expects to enter into similar third-party management agreements with respect to properties the Company’s programs acquire in the future. The Company does not supervise these third-party managers and their personnel on a day-to-day basis and the Company cannot assure you that they will manage the Company’s programs’ properties in a manner that is consistent with their obligations under the Company’s agreements, that they will not be negligent in their performance or engage in other criminal or fraudulent activity, or that these managers will not otherwise default on their management obligations to the Company. If any of the foregoing occurs, the relationships with the Company’s programs’ tenants could be damaged, which may cause the tenants not to renew their leases, and the Company could incur liabilities resulting from loss or injury to the properties or to persons at the properties. If the Company is unable to lease the properties or the Company becomes subject to significant liabilities as a result of third-party management performance issues, the Company’s operating results and financial condition could be substantially harmed.
The Company or its new programs may be required to incur future indebtedness to raise sufficient funds to purchase properties.
     One of the Company’s business strategies is to develop new investment programs. The development of a new program requires the identification and subsequent acquisition of properties when the opportunity arises. In some instances, in order to effectively and efficiently complete a program, the Company may provide deposits for the acquisition of property or actually purchase the property and warehouse it temporarily for the program. If the Company does not have cash on hand available to pay these deposits or fund an acquisition, the Company or the Company’s programs may be required to incur additional indebtedness, which indebtedness may not be available on acceptable terms. If the Company incurs substantial debt, the Company could lose its interests in any properties that have been provided as collateral for any secured borrowing, or the Company could lose its assets if the debt is recourse to it. In addition, the Company’s cash flow from operations may not be sufficient to repay these obligations upon their maturity, making it necessary for the Company to raise additional capital or dispose of some of its assets. The Company cannot assure you that it will be able to borrow additional debt on satisfactory terms, or at all.
Future pressures to lower, waive or credit back the Company’s fees could reduce the Company’s revenue and profitability.
     The Company has on occasion waived or credited its fees for real estate acquisitions, financings, dispositions and management fees for the Company’s TIC Programs to improve projected investment returns and attract TIC investors. There has also been a trend toward lower fees in some segments of the third-party asset management business, and fees paid for the management of properties in the Company’s TIC Programs or public non-traded REITs could follow these trends. In order for the Company to maintain its fee structure in a competitive environment, the Company must be able to provide clients with investment returns and service that will encourage them to be willing to pay such fees. The Company cannot assure you that it will be able to maintain its current fee structures. Fee reductions on existing or future new business could have a material adverse impact on the Company’s revenue and profitability.
Regulatory uncertainties related to the Company’s broker-dealer services could harm the Company’s business.
     The securities industry in the United States is subject to extensive regulation under both federal and state laws. Broker-dealers are subject to regulations covering all aspects of the securities business. The SEC, FINRA, and other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders to, suspend or expel a broker-dealer or any of its officers or employees. The ability to comply with applicable laws and rules is largely dependent on an internal system to ensure compliance, as well as the ability to attract and retain qualified compliance personnel. The Company could be subject to disciplinary or other actions in the future due to claimed noncompliance with these securities regulations, which could have a material adverse effect on the Company’s operations and profitability.
The Company depends upon its programs’ tenants to pay rent, and their inability to pay rent may substantially reduce certain fees the Company receives which are based on gross rental amounts.
     The Company’s programs are subject to varying degrees of risk that generally arise from the ownership of real estate. For example, the income that the Company is able to generate from management fees is derived from the gross rental income on the properties in its programs. The rental income depends upon the ability of the tenants of the Company’s programs’ properties to generate enough income to make their lease payments. Changes beyond the Company’s control may adversely affect the tenants’ ability to make lease payments or could require them to terminate their leases. Either an inability to make lease payments or a termination of one or more leases could reduce the management fees the Company receives. These changes include, among others, the following:
•	downturns in national or regional economic conditions where the Company’s programs’ properties are located, which generally will negatively impact the demand and rental rates;

•	changes in local market conditions such as an oversupply of properties, including space available by sublease or new construction, or a reduction in demand for properties in the Company’s programs, making it more difficult for the Company’s programs to lease space at attractive rental rates or at all;

•	competition from other available properties, which could cause the Company’s programs to lose current or prospective tenants or cause them to reduce rental rates; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

     Due to these changes, among others, tenants and lease guarantors, if any, may be unable to make their lease payments.
     Defaults by tenants or the failure of any lease guarantors to fulfill their obligations, or other early termination of a lease could, depending upon the size of the leased premises and the Company’s ability as property manager to successfully find a substitute tenant, have a material adverse effect on the Company’s revenue.
Conflicts of interest inherent in transactions between the Company’s programs and the Company, and among its programs, could create liability for the Company that could have a material adverse effect on its results of operations and financial condition.
     These conflicts include but are not limited to the following:
•	the Company experiences conflicts of interests with certain of its directors, officers and affiliates from time to time with regard to any of its investments, transactions and agreements in which it holds a direct or indirect pecuniary interest;

•	since the Company receives both management fees and acquisition and disposition fees for its programs’ properties, the Company could be in conflict with its programs over whether their properties should be sold or held by the program and the Company may make decisions or take actions based on factors other than in the best interest of investors of a particular sponsored investor program;

•	a component of the compensation of certain of the Company’s executives is based on the performance of particular programs, which could cause the executives to favor those programs over others;

•	the Company may face conflicts of interests as to how it allocates property acquisition opportunities or prospective tenants among competing programs;

•	the Company may face conflicts of interests if programs sell properties to each other or invest in each other; and

•	the Company’s executive officers will devote only as much of their time to a program as they determine is reasonably required, which may be substantially less than full time; during times of intense activity in other programs, these officers may devote less time and fewer resources to a program than are necessary or appropriate to manage the program’s business.
     The Company cannot assure you that one or more of these conflicts will not result in claims by investors in its programs, which could have a material adverse effect on its results of operations and financial condition.
The offerings conducted to raise capital for the Company’s TIC Programs are done in reliance on exemptions from the registration requirements of the Securities Act. A failure to satisfy the requirements for the appropriate exemption could void the offering or, if it is already completed, provide the investors with rescission rights, either of which would have a material adverse effect on the Company’s reputation and as a result its business and results of operations.
     The securities of the Company’s TIC Programs are offered and sold in reliance upon a private placement offering exemption from registration under the Securities Act and applicable state securities laws. If the Company or its dealer-manager failed to comply with the requirements of the relevant exemption and an offering was in process, the Company may have to terminate the offering. If an offering was completed, the investors may have the right, if they so desired, to rescind their purchase of the securities. A rescission offer could also be required under applicable state securities laws and regulations in states where any securities were offered without registration or qualification pursuant to a private offering or other exemption. If a number of holders sought rescission at one time, the applicable program would be required to make significant payments which could adversely affect its business and as a result, the fees generated by the Company from such program. If one of the Company’s programs was forced to terminate an offering before it was completed or to make a rescission offer, the Company’s reputation would also likely be significantly harmed. Any reduction in fees as a result of a rescission offer or a loss of reputation would have a material adverse effect on the Company’s business and results of operations.
The inability to identify suitable refinance options may negatively impact investment program performance and cause harm to the Company’s reputation, cause the loss of management contracts and third-party broker-dealer selling agreements, limit the Company’s ability to sign future third-party broker-dealer selling agreements and potentially expose the Company to legal liability.
     The availability of real estate financing has greatly diminished over the past few years as a result of the global credit crisis and overall decline in the real estate market. As a result, the Company may not be able to refinance some or all of the loans maturing in its investment management portfolio. Failure to obtain suitable refinance options may have a negative impact on investment returns and may potentially cause investments to go into foreclosure or result in a complete loss of equity for program investors. Any such negative impact on distributions, foreclosure or loss of equity in an investment program could adversely affect the Company’s reputation and the Company’s ability to attract investors for future investment programs. In addition, it could cause the Company to lose asset and property management contracts, cause the Company to lose third-party broker-dealer selling agreements for existing investment programs, including its REITs, and limit the Company’s ability to sign future third-party broker-dealer agreements. Significant losses in investor equity and reductions in distributions increase the risk of claims or legal actions by program investors. Any such legal liability could result in damage to the Company’s reputation, loss of third-party broker-dealer selling agreements and incurrence of legal expenses which could have a material adverse effect on the Company’s business, results of operations and financial condition.
An increase in interest rates may negatively affect the equity value of the Company’s programs or cause the Company to lose potential investors to alternative investments, causing the fees that the Company receives for transaction and management services to be reduced.
     Although in the last two years, interest rates in the United States have generally decreased, if interest rates were to rise, the Company’s financing costs would likely rise and the Company’s net yield to investors may decline. This downward pressure on net yields to investors in the Company’s programs could compare poorly to rising yields on alternative investments. Additionally, as interest rates rise, valuations of commercial real estate properties typically decline. A decrease in both the attractiveness of the Company’s programs and the value of assets held by these programs could cause a decrease in both transaction and management services revenues, which would have an adverse effect on the Company’s results of operations.
Increasing competition for the acquisition of real estate may impede the Company’s ability to make future acquisitions which would reduce the fees the Company generates from these programs and could adversely affect the Company’s operating results and financial condition.
     The commercial real estate industry is highly competitive on an international, national and regional level. The Company’s programs face competition from REITs, institutional pension plans, and other public and private real estate companies and private real estate investors for the acquisition of properties and for raising capital to create programs to make these acquisitions. Competition may prevent the Company’s programs from acquiring desirable properties or increase the price they must pay for real estate. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If the Company’s programs pay higher prices for properties, investors may experience a lower return on investment and be less inclined to invest in the Company’s next program which may decrease the Company’s profitability. Increased competition for properties may also preclude the Company’s programs from acquiring properties that would generate the most attractive returns to investors or may reduce the number of properties the Company’s programs could acquire, which could have an adverse effect on the Company’s business.
Illiquidity of real estate investments could significantly impede the Company’s ability to respond to adverse changes in the performance of the Company’s programs’ properties and harm the Company’s financial condition.
     Because real estate investments are relatively illiquid, the Company’s ability to promptly facilitate a sale of one or more properties or investments in the Company’s programs in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in the market for a property, changes in the financial condition or prospects of prospective purchasers, changes in regional, national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Fees from the disposition of properties would be materially affected if the Company were unable to facilitate a significant number of property dispositions for the Company’s programs.
Risks Related to the Company in General
Delaware law and provisions of the Company’s amended and restated certificate of incorporation and restated bylaws contain provisions that could delay, deter or prevent a change of control.
     The anti-takeover provisions of Delaware law impose various impediments on the ability or desire of a third party to acquire control of the Company, even if a change of control would be beneficial to its existing shareowners, and the Company will be subject to these Delaware anti-takeover provisions. Additionally, the Company’s amended and restated certificate of incorporation and its restated bylaws contain provisions that might enable its management to resist a proposed takeover of the Company. The provisions include:
•	the authority of the Company’s board to issue, without shareowner approval, preferred stock with such terms as the Company’s board may determine;

•	the authority of the Company’s board to adopt, amend or repeal the Company’s bylaws; and

•	a prohibition on holders of less than a majority of the Company’s outstanding shares of capital stock calling a special meeting of the Company’s shareowners.
     These provisions could discourage, delay or prevent a change of control of the Company or an acquisition of the Company at a price that its shareowners may find attractive. These provisions also may discourage proxy contests and make it more difficult for the Company’s shareowners to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.
The Company has the ability to issue blank check preferred stock, which could adversely affect the voting power and other rights of the holders of its common stock.
     The Board of Directors has the right to issue “blank check” preferred stock, which may affect the voting rights of holders of common stock and could deter or delay an attempt to obtain control of the Company. There are currently nineteen million authorized and undesignated shares of preferred stock that could be so issued. The Company’s Board of Directors is authorized, without any further shareowner approval, to issue one or more additional series of preferred stock in addition to the currently outstanding 12% Preferred Stock. The Company is authorized to fix and state the voting rights, powers, designations, preferences and relative participation or other special rights of each such series of preferred stock and any qualifications, limitations and restrictions thereon. Preferred stock typically ranks prior to the common stock with respect to dividend rights, liquidation preferences, or both, and may have full, limited, or expanded voting rights. Accordingly, issuances of preferred stock could adversely affect the voting power and other rights of the holders of common stock and could negatively affect the market price of the Company’s common stock.
Future sales of the Company’s common stock could adversely affect its stock price.
     There are an aggregate of 469,746 Company shares as of December 31, 2009 subject to issuance upon the exercise of outstanding options. Accordingly, these shares will be available for sale in the open market, subject to vesting restrictions, and, in the case of affiliates, certain volume limitations. The sale of shares either pursuant to the exercise of outstanding options or after the satisfaction of vesting restriction of certain restricted stock could also cause the price of the Company’s common stock to decline.
Uninsured and underinsured losses may adversely affect operations.
     Should a property sustain damage or an occupant sustain an injury, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. In the event of a substantial property loss or personal injury, the insurance coverage may not be sufficient to pay the full damages. In the event of an uninsured loss, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under these circumstances, the insurance proceeds the Company receives, if any, might not be adequate to restore the Company’s economic position with respect to the property. In the event of a significant loss at one or more of the properties in the Company’s programs, the remaining insurance under the applicable policy, if any, could be insufficient to adequately insure the remaining properties. In this event, securing additional insurance, if possible, could be significantly more expensive than the current policy. A loss at any of these properties or an increase in premium as a result of a loss could decrease the income from or value of properties under management in the Company’s programs, which in turn would reduce the fees the Company receives from these programs. Any decrease or loss in fees could have a material adverse effect on the Company’s financial condition or results of operations.
The Company carries commercial general liability, fire and extended coverage insurance with respect to the Company’s programs’ properties. The Company obtains coverage that has policy specifications and insured limits that the Company believes are customarily carried for similar properties. The Company cannot assure you, however, that particular risks that are currently insurable will continue to be insurable on an economic basis or that current levels of coverage will continue to be available. In addition, the Company generally does not obtain insurance against certain risks, such as floods.
The Company is obligated to pay semi-annual interest with respect to its Notes.
     In May 2010, the Company issued $30.0 million of the Notes. The Notes bear interest at the rate of 7.95% per annum and interest is payable semiannually in arrears on May 1 and November 1 of each year commencing on November 1, 2010. The Company’s ability to pay interest is dependent upon its ability to manage its business operations. There can be no assurance that the Company will be able to manage any of these risks successfully and make its interest payments on a timely basis.
The Notes are subject to customary events of default.
     The indenture governing the Notes contains customary events of default, including but not limited to a default in the event of the Company’s failure to pay any indebtedness for borrowed money in excess of $1.0 million, other than non-recourse mortgage debt. A default would result in acceleration of the Company’s repayment obligations under the indenture, which the Company may not be able to meet or refinance at such time. Even if new financing were available, it may not be on commercially reasonable terms or acceptable terms. Accordingly, if the Company is in default of its Notes, its business, financial condition and results of operations could be materially and adversely affected.
The Company is obligated to pay quarterly dividends with respect to its Preferred Stock.
     The Company is obligated to pay quarterly dividends with respect to the 12% Preferred Stock and in the event such dividends are in arrears for six or more quarters, whether or not consecutive, subject to certain limitations, holders representing a majority of shares of Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and vote for the election of two additional directors to serve on the Company’s Board of Directors (the “Preferred Stock Directors”), until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such Preferred Stock Directors will not cause the Company to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Stock Directors.
The 12% Preferred Stock will rank senior to the Company’s common stock, but junior to all of the Company’s liabilities and the Company’s subsidiaries’ liabilities, in the event of a bankruptcy, liquidation or winding-up.
     In the event of bankruptcy, liquidation or winding-up, the Company’s assets will be available to pay obligations on the 12% Preferred Stock only after all of the Company’s liabilities have been paid, but prior to any payments are made with respect to the Company’s common stock.
The market price of the Company’s common stock may be volatile.
     The Company cannot predict how the shares of its common stock will trade in the future. From the beginning of the year ended December 31, 2006 to December 31, 2009, the reported high and low sales prices for the Company’s common stock ranged from a low of $0.25 to a high of $14.50 per share.
     The market price of the Company’s common stock will likely fluctuate in response to a number of factors, including, without limitation, the following:
•	the Company’s liquidity risk management, including the Company’s ratings, if any, the Company’s liquidity plan and potential transactions designed to enhance liquidity;

•	actual or anticipated quarterly fluctuations in the Company’s operating and financial results;

•	developments related to investigations, proceedings, or litigation that involves the Company;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions, and financings;

•	additional issuances by the Company of common stock;

•	additional issuances by the Company of other series or classes of preferred stock;

•	actions of the Company’s common shareowners, including sales of common stock by shareowners and the Company’s directors and executive officers;

•	changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

•	changes in confidence in real estate markets and real estate investments;

•	fluctuations in the stock price and operating results of the Company’s competitors and real estate-related stocks in general;

•	government reactions to current economic and market conditions; and

•	regional, national and global political and economic conditions and other factors.
     The market price of the Company’s common stock may also be affected by market conditions affecting the stock markets in general and/or real estate stocks in particular, including price and trading fluctuations on the NYSE. These conditions may result in: (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Company’s common stock and (ii) sales of substantial amounts of the Company’s common stock in the market, in each case that could be unrelated or disproportionate to changes in the Company’s operating performance. These broad market fluctuations may adversely affect the market prices of the Company’s common stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of the Company’s common stock.
     The Company is not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of the Company’s common stock could decline as a result of sales of a large number of shares of common stock or similar securities in the market or the perception that such sales could occur. For example, if the Company issues preferred stock in the future that has a preference over the Company’s common stock with respect to the payment of dividends or upon the Company’s liquidation, dissolution, or winding-up, or if the Company issues preferred stock with voting rights that dilute the voting power of the Company’s common stock, the rights of holders of the Company’s common stock or the market price of the Company’s common stock could be adversely affected.
     In addition, each share of 12% Preferred Stock is convertible at the option of the holder thereof into shares of the Company’s common stock. The conversion of some or all of the 12% Preferred Stock will dilute the ownership interest of the Company’s existing common shareowners. Any sales in the public market of the Company’s common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of the Company’s common stock. In addition, the existence of the Company’s 12% Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of the Company’s 12% Preferred Stock could depress the price of the Company’s equity securities.
The Company may not have the funds necessary to repurchase the 12% Preferred Stock following a fundamental change.
     Holders of the 12% Preferred Stock have the right to require the Company to repurchase the 12% Preferred Stock in cash upon the occurrence prior to November 15, 2019 of a fundamental change (as that term is defined in the certificate of powers, designations, preferences and rights of the 12% Preferred Stock). The Company may not have sufficient funds to repurchase the 12% Preferred Stock at such time, and may not have the ability to arrange necessary financing on acceptable terms. In addition, the Company’s ability to purchase the 12% Preferred Stock may be limited by law or the terms of other agreements outstanding at such time. Moreover, a failure to repurchase the 12% Preferred Stock may also constitute an event of default, and result in the acceleration of the maturity of, any then existing indebtedness, under any indenture, credit agreement or other agreement outstanding at that time, which could further restrict the Company’s ability to make such payments.
The Company may not have the funds, or the ability to raise the funds, necessary to repurchase the Notes upon a fundamental change or to repay the Notes at maturity.
     Holders of the Notes have the right to require the Company to repurchase the Notes at par, plus any accrued interest, in cash upon the occurrence of a fundamental change (as that term is defined in the indenture governing the Notes) and at maturity of the Notes on May 1, 2015. The Company may not have sufficient funds to repurchase the Notes at such time, and may not have the ability to arrange necessary financing on acceptable terms. In addition, the Company’s ability to purchase the Notes may be limited by law or the terms of other agreements outstanding at such time.
Risks Related to the Notes
In this section, “Risks Related to the Notes,” “we,” “us” and “our” refer only to Grubb & Ellis Company, and not to our subsidiaries, except where the context otherwise requires or as otherwise indicated.
The effective subordination of the Notes may limit our ability to satisfy our obligations under the Notes.
          The Notes will be effectively subordinated to all of our future secured indebtedness, to the extent of assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including trade payables and any guarantees issued by our subsidiaries. The Notes are solely our obligation and are not guaranteed by our subsidiaries. Creditors of each of our subsidiaries, including trade creditors and creditors that have the benefit of guarantees issued by our subsidiaries, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the Notes. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. If we become insolvent or are liquidated, or if payment of any secured indebtedness is accelerated, the holders of such secured indebtedness will be entitled to exercise the remedies available to secured creditors under applicable law, including the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. In addition, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary. Furthermore, the indenture relating to the Notes does not restrict our and our subsidiaries’ ability to incur secured or other indebtedness in the future. In any case, any remaining assets may be insufficient to repay the Notes.
          As of December 31, 2009, our total consolidated indebtedness was $125.0 million, of which $108.7 million was secured and $123.5 million was indebtedness of our subsidiaries. After giving effect to the issuance of the Notes and the use of proceeds therefrom, our total consolidated indebtedness is approximately $156.2 million as of the date of this prospectus.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
          Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
          Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be senior indebtedness. We will not be restricted under the terms of the indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the Notes that could have the effect of diminishing our ability to make payments on the Notes when due.
Recent developments in the convertible debt markets may adversely affect the market value of the Notes.
          Governmental actions that interfere with the ability of convertible debt investors to effect short sales of the underlying shares of our common stock could significantly affect the market value of the Notes. Such government actions could make the convertible arbitrage strategy that many convertible debt investors employ involving short sales of the underlying common stock difficult to execute for outstanding convertible debt of any company whose shares of common stock are subject to such actions. The convertible debt markets experienced unprecedented disruptions resulting from, among other things, instability in the credit and capital markets in late 2008 and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies. As a result, the SEC orders made any convertible arbitrage strategy involving short sales of common stock difficult to execute for outstanding convertible debt of those companies whose common stock was subject to the short sale prohibition. Although the SEC orders expired on October 8, 2008, on February 24, 2010, the SEC voted to adopt amendments to Rules 201 and 200(g) of Regulation SHO relating to short sale restrictions. These amendments impose an alternative uptick rule to restrict short selling, using a “circuit breaker” approach when there is significant downward pressure on the price of a company’s shares. The rule is triggered when the market price of the shares in question drops 10% or more in one day from the prior day’s close. Once the circuit breaker is activated, short sales would be permitted for the rest of the day and the entire following day only if above the then-current national best bid for the stock. These and any future restrictions instituted by the SEC or any other regulatory agencies could adversely affect the market value of the Notes.
Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the Notes.
          We may, in the future, issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our shareowners. We are currently authorized to issue up to 200,000,000 shares of common stock. 58,527,214 of those shares are reserved for issuance upon conversion of our 12% Preferred Stock, 469,746 of those shares are reserved for issuance upon exercise of stock options, 2,539,910 of those shares are reserved for issuance upon exercise of grants under our omnibus equity plan, and 13,367,490 of those shares will be reserved for issuance upon conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the Notes.
          The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our competitors regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the Notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Notes.
Holders of Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.
          Holders of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareowner approval and the record date for determining the shareowners of record entitled to vote on the amendment occurs prior to a converting holder becoming the record holder of any shares of common stock due upon conversion, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.
The Notes are not protected by restrictive covenants.
          The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change involving Grubb & Ellis Company, except to the extent described under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes—Merger, Consolidation, or Sale of Assets.” In addition, a default by us or our subsidiaries on our non-recourse mortgage debt will not trigger a cross-default under the Notes. As of December 31, 2009, we had approximately $97.0 million of non-recourse mortgage debt secured by significant assets of our subsidiaries.
Provisions in the indenture for the Notes may deter or prevent a business combination that may be favorable to you.
          If a fundamental change occurs prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require us to repurchase all or a portion of their Notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the Notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its Notes in connection with such fundamental change. In addition, the indenture for the Notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.
We may not have the funds, or the ability to raise the funds, necessary to repurchase the Notes upon a fundamental change or repay the Notes at maturity.
          The Notes will mature on May 1, 2015 and holders of the Notes will have the right to require us to repurchase the Notes upon the occurrence of a fundamental change at 100% of their principal amount, plus accrued and unpaid interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes.” We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes surrendered therefor or to repay the Notes at maturity. In addition, our ability to repurchase the Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the indenture or to pay any cash payable on conversions of the Notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default or to repayment or repurchase obligations under agreements governing our existing and future indebtedness. If we become obligated to repay our other indebtedness, we may not have sufficient funds to repay the indebtedness and repurchase the Notes.
The adjustment to the conversion rate for Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such transaction.
          If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate for Notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” The adjustment to the conversion rate for Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $6.00 per share or less than $1.91 (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 523.553 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”
          Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
The conversion rate of the Notes may not be adjusted for all dilutive events.
          The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the Notes or the common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.
          Upon the occurrence of a fundamental change, you have the right to require us to repurchase your Notes. However, the fundamental change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.
We cannot assure you that an active trading market will develop for the Notes.
          Prior to this offering, there has been no trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We were informed by the initial purchaser in the offering of the Notes that they intend to make a market in the Notes. However, the initial purchaser may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.
Any adverse rating of the Notes may cause their trading price to fall.
          We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announce its intention to put the Notes on credit watch, the trading price of the Notes could decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes, even though you do not receive a corresponding cash distribution.
          The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareowners, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the Notes, under some circumstances, we will increase the conversion rate for Notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a non-U.S. holder, any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Any withholding tax on such a deemed dividend may be withheld from interest, shares of common stock or sales proceeds subsequently paid or credited to you.
The beneficial owners of an interest in the global note will need to rely on the procedures and the relevant clearing system to exercise their rights and remedies.
      The Notes being offered hereby will initially be held as book-entry interests in a global note. Unless and until certificated notes are issued in exchange for book-entry interests in the global notes, owners of the book-entry interests will not be considered owners or holders of Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interest will not have the direct right to act upon our solicitations for consents or request for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table presents our historical ratios of earnings to fixed charges for the periods indicated.
     The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Three Months Ended March 31,	Year ended December 31,
(In thousands, except for ratios)	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	—	—	—	3.9	2.5	6.4

The amount of coverage deficiency	23,790	82,956	306,763	—	—	—

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings include net income before taxes, less non-controlling interest in subsidiaries with earnings and no fixed charges, less equity in earnings of 50% or less owned subsidiaries, plus distributions from 50% or less owned subsidiaries, plus total fixed charges. Fixed charges represent interest, borrowing costs and estimates of interest within rental expenses.

USE OF PROCEEDS
     The proceeds from the sale of the Notes or the Common Stock offered pursuant to this prospectus are solely for the account of the selling securityholders. Accordingly, we will not receive any proceeds from such sales.

SELLING SECURITYHOLDERS
          We are registering the Notes and shares of Common Stock issuable upon conversion of the Notes in order to permit the selling securityholders to offer the Notes and shares for resale from time to time. Except for the ownership of the Notes, and with respect to certain selling securityholders, the ownership of shares of our Common Stock and 12% Preferred Stock, the selling securityholders have not had any material relationship with us within the past three years.
          The table below lists the selling securityholders and other information regarding the beneficial ownership of the Notes and the shares of Common Stock by each of the selling securityholders. The second column lists the principal amount of the Notes beneficially owned by each selling securityholder as of June 22, 2010. The third column lists the number of shares of Common Stock beneficially owned by each selling securityholder, based on its ownership of the Notes, as of June 22, 2010, assuming conversion of all of the Notes held by the selling securityholders on that date, without regard to any limitations on conversions or exercise.
          The fourth column lists the principal amount of the Notes being offered under this prospectus by each selling securityholder. The fifth column lists the shares of Common Stock being offered under this prospectus by each selling securityholder.
          Because the conversion price of the Notes may be adjusted, we may issue a number of shares of Common Stock that may be more or less than the number of shares being offered under this prospectus. The sixth and seventh columns assume the sale of all of the shares offered by the selling securityholders under this prospectus.

				Maximum
		Total		Number of
		Number of		Shares of
		Shares of		Common		Number of
		Common	Principal	Stock to be	Principal	Shares of
	Principal	Stock	Amount of	Sold	Amount	Common
	Amount of	Owned	Notes to be	Pursuant to	of Notes	Stock
	Notes	Prior to	Sold Pursuant	this	Owned	Owned
	Owned Prior	Offering	to this	Prospectus	After	After
Name of Selling Securityholder	to Offering	(1)	Prospectus (2)	(2),(3)	Offering	Offering

Nisswa Convertibles Master Fund Ltd. (4)	$500,000	222,792	$500,000	222,792	$0	0
Harvest Small Cap Partners, LP (5)	$1,396,600	2,489,633	$1,396,600	622,301	$0	1,867,332
Harvest Small Cap Partners Master, LTD. (6)	$1,353,400	2,382,384	$1,353,400	603,052	$0	1,779,332
Highbridge International LLC (7)	$1,000,000	445,583	$1,000,000	445,583	$0	0
Gencorp Master Retirement Trust	$1,250,000	556,979	$1,250,000	556,979	$0	0
Capital Ventures International (8)	$2,500,000	2,059,411	$2,500,000	1,113,958	$0	945,454
Ulysses Offshore Fund, Ltd. (9)	$250,000	111,396	$250,000	111,396	$0	0
Ulysses Partners, L.P. (10)	$500,000	222,792	$500,000	222,792	$0	0
The Northwestern Mutual Life Insurance Company (11)	$1,750,000	2,597,950	$1,750,000	779,770	$0	1,818,180
American Family Mutual Insurance Company (12)	$790,000	352,011	$790,000	352,011	$0	0
Catholic Mutual Relief Society of America (12)	$50,000	22,279	$50,000	22,279	$0	0
Catholic Mutual Relief Society Retirement Plan & Trust (12)	$80,000	35,647	$80,000	35,647	$0	0
Catholic Relief Insurance Company of America (12)	$120,000	53,470	$120,000	53,470	$0	0
Century National Insurance Company (12)	$800,000	356,466	$800,000	356,466	$0	0
Dow Employees Pension Plan (12)	$570,000	253,982	$570,000	253,982	$0	0
Union Carbide Employees Pension Plan (12)	$280,000	124,763	$280,000	124,763	$0	0
Zazove Convertible Securities Fund, Inc. (12)	$310,000	138,131	$310,000	138,131	$0	0
Stonerise Capital Partners Master Fund, L.P. (13)	$3,500,000	1,559,541	$3,500,000	1,559,541	$0	0
Basso Holdings Ltd. (14)	$1,000,000	2,694,066	$1,000,000	445,583	$0	2,248,483
High Rise Capital Management, LP (15)	$7,500,000	3,341,873	$7,500,000	3,341,873	$0	0
Fidelity Fixed-Income Trust: Fidelity Strategic Real Return Fund (16), (17)	$1,640,000	4,694,389	$1,640,000	730,756	$0	3,963,632
Fidelity Advisor Series VII: Fidelity Advisor Real Estate Fund (16), (18)	$340,000	642,406	$340,000	151,498	$0	490,908
Pyramis REIT Commingled Pool: Pyramis Global Advisors Trust Company as Trustee (16), (19)	$404,000	1,186,075	$404,000	180,016	$0	1,006,060
Variable Insurance Products Fund IV: Real Estate Portfolio (16), (20)	$116,000	215,324	$116,000	51,688	$0	163,636
Fidelity Securities Fund: Fidelity Real Estate Income Fund (16), (21)	$3,500,000	3,226,205	$3,500,000	1,559,541	$0	1,666,665

TOTALS	$31,500,000	31,985,548	$31,500,000	14,035,868	$0	15,949,682

(1)	May include shares owned by the selling shareholders that are registered for resale on other registration statements. May also include the number of shares of Common Stock underlying shares of 12% Preferred Stock held by a selling securityholder. Each share of 12% Preferred Stock currently converts into 60.606 shares of Common Stock, and all Common Stock share numbers include, where applicable, the number of shares of Common Stock into which any Preferred Stock held by the beneficial owner is convertible at such rate of conversion.

(2)	Reflects the number of shares offered for resale by this prospectus on behalf of each selling shareholder.

(3)	Estimated based on the total number of shares of Common Stock issuable upon conversion of the Notes. Each $1,000 aggregate principal amount of Notes is initially convertible into Common Stock, at the option of the holder, at a conversion rate of 445.583 shares of common stock per $1,000 principal amount of Notes.

(4)	Brian Taylor of Pine River Capital Management L.P. (“Pine River”) has or shares voting or investment control over the securities and, in such capacity, may be deemed to share beneficial ownership over the securities.

(5)	The total number of shares of Common Stock owned prior to Offering includes shares underlying 30,811 shares of 12% Preferred Stock.

(6)	The total number of shares of Common Stock owned prior to Offering includes shares underlying 29,359 shares of 12% Preferred Stock.

(7)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC and Glenn Dubin disclaims beneficial ownership of the securities held by Highbridge International LLC.

(8)	Heights Capital Management, Inc., an authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of $1,000,000 of the Notes held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

Susquehanna Advisors Group, Inc. (“SAGI”), an authorized agent of CVI, has discretionary authority to vote and dispose of $1,500,000 of the Notes held by CVI. Michael Ferry has voting and dispositive power over such shares. SAGI and Michael Ferry each expressly disclaim beneficial ownership of such shares. The total number of shares of Common Stock owned prior to the offering with respect to which SAGI has discretionary authority to vote and dispose of includes shares underlying 15,600 shares of 12% Preferred Stock.

(9)	Joshua Nash, sole director of Ulysses Offshore Fund, Ltd. and Cohanzick Management, LLC, as investment adviser for Ulysses Offshore Fund, Ltd. has or shares voting or investment control over the securities and, in such capacity, may be deemed to share beneficial ownership over the securities.

(10)	Joshua Nash, president of Ulysses Management LLC, the investment manager of Ulysses Partners, L.P. and Cohanzick Management, LLC, as investment adviser for Ulysses Partners, L.P. has or shares voting or investment control over the securities and, in such capacity, may be deemed to share beneficial ownership over the securities

(11)	NML Variable Annuity Account A and NML Variable Annuity Account C, separate accounts of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), have variable annuity contracts registered under the Securities Act of 1933. As such, these separate accounts are not investment companies; however, Northwestern Mutual does file reports under the Securities Exchange Act of 1934 (the “Exchange Act”), in respect of the two separate accounts. Northwestern Investment Management Company, LLC (“NIMC”), a wholly owned company of Northwestern Mutual, is the investment adviser to Northwestern Mutual with respect to the securities. NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages the portfolio which holds the securities and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Exchange Act, the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by the statement. The total number of shares of Common Stock owned prior to Offering includes shares underlying 30,000 shares of 12% Preferred Stock beneficially owned by Northwestern Mutual (28,000 shares of which are held in its General Account and 2,000 shares of which are held in its Group Annuity Separate Account).

(12)	Gene T. Pretti of Zazove Associates, LLC, a registered investment advisor with discretionary authority, has or shares voting or investment control over the securities and, in such capacity, may be deemed to share beneficial ownership over the securities.

(13)	Stonerise Capital Management, LLC is the sole general partner of Stonerise Capital Partners Master Fund, L.P. As a result, Stonerise Capital Management, LLC may be deemed to be the beneficial owner of and to share the voting or investment control over the securities.

(14)	Basso Capital Management L.P. (“Basso”) is the Investment Manager to Basso Holdings Ltd. (the “Fund”). Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. The total number of shares of Common Stock owned prior to Offering includes shares underlying 37,100 shares of 12% Preferred Stock.

(15)	David O’Connor and Charles Fitzgerald share voting or investment control over the securities and, in such capacity, may be deemed to share beneficial ownership over the securities.

(16)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,000 shares of the Notes and 120,300 shares of 12% Preferred Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of $6,000,000 aggregate principal amount of the Notes Due 2015 and 120,300 shares of 12% Preferred Stock owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 40 Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(17)	Includes 730,757 shares of Common Stock not being registered pursuant to this Registration Statement.

(18)	Includes 151,498 shares of Common Stock not being registered pursuant to this Registration Statement.

(19)	Includes 180,015 shares of Common Stock not being registered pursuant to this Registration Statement.

(20)	Includes 51,688 shares of Common Stock not being registered pursuant to this Registration Statement.

(21)	Includes 1,559,540 shares of Common Stock not being registered pursuant to this Registration Statement.

PLAN OF DISTRIBUTION
          We are registering the Notes and shares of Common Stock to permit the resale of the Notes and such shares of Common Stock by the selling securityholders, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Notes or such shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the Notes and such shares of Common Stock.
          The selling securityholders may sell all or a portion of the Notes and the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Notes or the shares of Common Stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Notes and the shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          If the selling securityholders effect such transactions by selling the Notes or the shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the Notes or the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Notes or the shares of Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Notes or the shares of Common Stock in the course of hedging in positions they assume. The selling securityholders may also sell the Notes and the shares of Common Stock short and deliver the Notes and the shares of Common Stock covered by this prospectus to close out short positions and to return borrowed Notes and shares in connection with such short sales. The selling securityholders may also loan or pledge the Notes or the shares of Common Stock to broker-dealers that in turn may sell the Notes or such shares.

          The selling securityholders may pledge or grant a security interest in some or all of the Notes and the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Notes and the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the Notes or the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling securityholders and any broker-dealer participating in the distribution of the Notes and the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Notes or the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of the Notes and the shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
          Under the securities laws of some states, the Notes and the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Notes and the shares of Common Stock may not be sold unless the Notes and such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
          There can be no assurance that any selling securityholder will sell any or all of the Notes or the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.
          The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Notes or the shares of Common Stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Notes or the shares of Common Stock to engage in market-making activities with respect to the Notes and the shares of Common Stock. All of the foregoing may affect the marketability of the Notes and the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Notes and the shares of Common Stock.
          We will pay all expenses of the registration of the Notes and the shares of Common Stock pursuant to a registration rights agreement entered into between the Company and the initial purchaser in the offering of the Notes; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
          The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Notes and the shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Notes or the shares of Common Stock by the selling securityholders. If we are notified by any one or more selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of the Notes or the shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the principal amount of the Notes, or the number of shares, involved, (iii) the price at which the Notes or such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.
          Once sold under the registration statement, of which this prospectus forms a part, the Notes and the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.
          The selling securityholders are not restricted as to the price or prices at which they may sell the Notes or their shares. Sales of the Notes or the shares may have an adverse effect on the market price of our Common Stock. Moreover, the selling securityholders are not restricted as to the principal amount of the Notes or the number of shares that may be sold at any time, and it is possible that a significant amount of the Notes or number of shares could be sold at the same time, which may have an adverse effect on the market price of our Common Stock.

DESCRIPTION OF NOTES
          In this “Description of Notes,” references to the “Company,” “we,” “our” and “us” and similar words refer only to Grubb & Ellis Company and not to any of its subsidiaries.
          The Notes were issued under a senior indenture dated as of May 7, 2010, between us and U.S. Bank National Association, as trustee (the “indenture”). The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended. The following description summarizes selected provisions of the indenture and the Notes. It does not restate the indenture or the terms of the Notes in their entirety. We urge you to read the indenture. The indenture and the Notes, and not this description, define the rights of noteholders. You may request a copy of the indenture, the form of Notes and the registration rights agreement from us as described under “Where You Can Find More Information.”
General
          The Notes:
•	are our senior unsecured obligations;

•	are limited to an aggregate principal amount of $31,500,000 (including $1,500,000 of the initial purchaser’s overallotment option with respect to the Notes which was exercised);

•	bear interest at a rate of 7.95% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning November 1, 2010;

•	are redeemable at our option on or after May 6, 2013 for cash at a redemption price of 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but not including, the purchase date;

•	mature on May 1, 2015 (the “stated maturity date”), unless earlier converted or repurchased;

•	were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	are represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in certificated form. See “—Book-entry Issuance.”
          The Notes may be converted into shares of our common stock at an initial conversion rate of 445.583 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $2.24 per share of common stock). The conversion rate is subject to adjustment if certain events occur. A holder surrendering its Notes for conversion will not receive any separate cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below under “—Conversion Rights—General.”
          The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under the captions “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Merger, Consolidation or Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
          We may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to the holders of the Notes.
          The terms of the Notes allow us to reduce or otherwise set-off against any payments made or deemed made by us to a holder in respect of the Notes or common stock for any amounts we believe we are required to withhold by law. For example, non-United States holders of Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. Holders of convertible debt instruments such as the Notes may be deemed to receive taxable distributions if the conversion rate of such instruments is adjusted (or not adjusted) even though such holders do not receive any actual cash or property. In this case, United States holders may be subject to U.S. federal backup withholding tax and non-United States holders may be subject to U.S. federal withholding tax with respect to such deemed distributions. See generally the discussion under the heading “Certain U.S. Federal Income Tax Considerations.”
          Prior to or upon the occurrence of any event that results in an actual or deemed payment by us to a holder in respect of the Notes or common stock, the terms of the Notes allow us (or the trustee or other paying agent acting on our behalf) to request a holder to furnish any appropriate documentation that may be required in order to determine our withholding obligations under applicable law (including, without limitation, a U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8ECI, as appropriate). Upon the receipt of any such documentation, or if no such documentation is provided, we (or the trustee or other paying agent acting on our behalf) will withhold from any actual or deemed payments by us to a holder in respect of the Notes or common stock to the extent required by applicable law. See generally the discussion under the heading “Certain U.S. Federal Income Tax Considerations.”

          The Notes are not listed on any national securities exchange or interdealer quotation system.
Ranking
          The Notes are our senior unsecured obligations and rank equally with all of our senior unsecured indebtedness. The Notes effectively rank junior to any of our existing and future secured indebtedness to the extent of the assets securing such indebtedness, and are structurally subordinated to any indebtedness and other liabilities of our subsidiaries. Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries are structurally senior to the Notes since, in the event of a bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the Notes only after the subsidiaries’ indebtedness and other obligations and liabilities are paid in full. If that happens, we may not have sufficient assets remaining to pay the amounts due on any or all of the Notes then outstanding. Because we generally stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the noteholders.
          As of December 31, 2009, our total consolidated indebtedness was $125.0 million, of which $108.7 million was secured and $123.5 million was indebtedness of our subsidiaries.
Interest
          The Notes bear interest at a rate of 7.95% per year. Interest on the Notes accrues from and including the issue date or from and including the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on May 1 and November 1 of each year (each such date, an “interest payment date”), beginning November 1, 2010. At our election, we will pay additional interest, if any, under the circumstances described under “—Events of Default.”
          Interest will be paid to the person in whose name a Note is registered at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date (each such date, a “regular record date”). Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months.
          If any interest payment date (other than an interest payment date coinciding with the stated maturity date, earlier redemption date as defined in “—Optional Redemption” or earlier required repurchase date upon a fundamental change as defined in “—Fundamental Change Permits Holders to Require Us to Purchase Notes”) of a Note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. If the stated maturity date would fall on a day that is not a business day, the required payment of interest (and additional interest), if any, and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date to such next succeeding business day. If a redemption date would fall on a day that is not a business day, we will purchase the Notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier redemption date to such next succeeding business day. If a fundamental change purchase date would fall on a day that is not a business day, we will purchase the Notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier fundamental change purchase date to such next succeeding business day. We will pay the fundamental change purchase price promptly following the later of such next succeeding business day or the time of book-entry transfer or the delivery of the Notes as described in “—Fundamental Change Permits Holders to Require Us to Purchase Notes.” The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or obligated by law or executive order to close.
Conversion Rights
General
          Prior to the close of business on the scheduled trading day before the stated maturity date of the Notes, the Notes are convertible at any time at the option of the holder. The conversion rate is initially 445.583 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $2.24 per share of common stock). The trustee is initially acting as the conversion agent.
          No holder will be entitled to acquire shares of common stock delivered upon conversion to the extent (but only to the extent) such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 14.99% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 14.99% of the shares of common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Notes is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 14.99% of the shares of common stock outstanding at such time.
          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest and additional interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of Notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price (as defined below) of the common stock on the relevant conversion date. Our delivery to you of the full number of shares of our common stock, together with any cash payment for any fractional shares, into which a Note is convertible, will be deemed to satisfy in full our obligation to pay:
•	the principal amount of the Note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date.
          As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
          The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount.
          If we call Notes for redemption, a holder of Notes may convert its Notes only until the close of business on the scheduled trading day prior to the redemption date unless we fail to pay the redemption price. If a holder of Notes has submitted Notes for repurchase upon a fundamental change or for repurchase on the dates specified below, the holder may convert those Notes only if that holder first withdraws its repurchase election in accordance with the terms of the indenture.
          Upon conversion of a Note, except in the limited circumstances described below, the holder of such Note will not be entitled to any separate cash payment for accrued and unpaid interest or additional interest, if any. If Notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such Notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes, surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on such interest payment date on the Notes so converted; provided that no such payment need be made
•	for conversions following the regular record date immediately preceding the stated maturity date;

•	if we have specified a redemption date that is after a record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
          If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
          The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of our common stock on that trading day as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock is traded.
          If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant trading day as reported by the National Quotation Bureau or similar organization selected by us. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
          For purposes hereof, “scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a business day, and “Trading day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which our common stock is then listed or admitted for trading or, if our common stock is not then listed or admitted for trading on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a business day.

Conversion Procedures
          If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.
          If you hold a certificated Note, to convert you must
•	complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest and additional interest payable on the next interest payment date to which you are not entitled.
          The date you comply with these requirements is the conversion date under the indenture.
          If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a Note, the holder may not surrender that Note for conversion until the holder has withdrawn the notice in accordance with the indenture.
          Upon conversion of the Notes, we will deliver to a converting holder a number of shares equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate. We will deliver such shares of common stock on the third business day immediately following the relevant conversion date. We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based upon the last reported sale price on the relevant conversion date.
          Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the date the requirements set forth in the indenture have been satisfied as to such Notes; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the record holder of such shares as of the relevant conversion date.
Conversion Rate Adjustments
          The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (as a result of holding the Notes, and at the same time as common shareowners participate) in any of the transactions described below as if such holders of the Notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holders, without having to convert their Notes.
(1)	If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1

OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution or the effective date of such share split or combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

OS1	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, after giving pro forma effect to such dividend, distribution, share split or share combination.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors (or committee thereof) determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
(2)	If we distribute to holders of all or substantially all of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement of such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X

OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to (A) the aggregate price payable to exercise such rights, options or warrants, divided by (B) the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors (or committee thereof).

(3)	If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to holders of all or substantially all of our common stock, excluding
•	dividends or distributions and rights, options or warrants referred to in clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash; and
•	as described below in this paragraph (3) with respect to spin-offs;
then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0

SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution.
If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution. Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” and such shares of capital stock or similar equity interests are, or will be upon consummation of such spin-off, quoted or listed on any securities exchange or other market, the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0

MP0

where,

CR0	=	the conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the effective date of the spin-off;

CR1	=	the conversion rate in effect immediately after the effective date of the spin-off;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off; and

MP0	=	the average of the last reported sale prices of our common stock over the first 10 consecutive trading-day period from, and including, the effective date of the spin-off.
The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off and shall be applied on a retroactive basis from, and including, the effective date of the spin-off; provided that in respect of any conversion occurring prior to the effective date of the spin-off with respect to which the settlement date would occur during the 10 trading days from, and including, the effective date of any spin-off, references with respect to the spin-off to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the settlement date in determining the applicable conversion rate.

(4)	If we pay any cash dividend or distribution to holders of all or substantially all of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0

SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to holders of our common stock.
In the case of clause (4), if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)

OS1 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the effective date of the adjustment (as described below);

CR1	=	the conversion rate in effect immediately after the close of business on the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares accepted for purchase or exchange in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the reduction of shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.
The “effective date of the adjustment” to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires and shall be applied on a retroactive basis from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion occurring prior to the date such tender or exchange offer expires with respect to which the settlement date would occur during the 10 trading days from, and including, the trading day next succeeding the date such tender or exchange offer expires, references with respect to the tender or exchange offer to the 10 consecutive trading-day period shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date such tender or exchange offer expires and the settlement date in determining the applicable conversion rate.
          If we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase, or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
          Notwithstanding the above, certain listing standards of the New York Stock Exchange may limit the amount by which we may increase the conversion rate pursuant to the events described in clauses (2) through (5) in this section and as described in the section captioned “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” below. These standards generally require us to obtain the approval of our shareowners before entering into certain transactions that potentially result in the issuance of 20% or more of our common stock outstanding at the time the Notes are issued unless we obtain shareowner approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether we then have a class of securities listed on the New York Stock Exchange. Accordingly, in the event of an increase in the conversion rate above that which would result in the Notes, in the aggregate, becoming convertible into shares in excess of such limitations, we will, at our option, either (a) obtain shareowner approval of such issuances, or (b) deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations (based on the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period following the conversion date).
          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

          In no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.
          As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.
          We are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
          A holder may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the Notes, we may, at our option and pursuant to certain provisions of the indenture, set-off such payments against payments of cash and common stock on the Notes. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”
          To the extent that we have a rights plan in effect upon conversion of the Notes into common stock, holders that convert their Notes will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted
•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program, employee agreements or arrangements or programs of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a change in the par value of our common stock; or

•	for accrued and unpaid interest and additional interest, if any.
          Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate that we elect not to make and take them into account upon the earlier of (1) any conversion of Notes or (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion rate by at least 1%. Except as described below in this section, in “—Recapitalizations, Reclassifications and Changes of Our Common Stock” and in “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” we will not adjust the conversion rate.
Recapitalizations, Reclassifications and Changes of Our Common Stock
          In the case of, each a “business combination”:
•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any statutory share exchange, consolidation, merger or combination involving us, or

•	any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries, in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets, then, at the effective time of the transaction, the right to convert a Note will be changed into, with respect to each $1,000 in principal amount of Notes, a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate prior to such transaction would have owned or been entitled to receive upon such business combination. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the Notes shall be convertible from and after the effective date of such business combination into the form of consideration elected by a majority of our shareowners in such business combination. We may not become a party to any such transaction unless its terms are consistent with the preceding.
Adjustments of Prices
          Whenever any provision of the indenture requires us to calculate last reported sale prices over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective at any time during the period from which such prices are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the conversion rate.
Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change
          If a “fundamental change” (as defined below but determined without regard to the first bullet point under the proviso to clause (2) of the definition thereof, a “make-whole fundamental change”) occurs and a holder elects to convert its Notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. Any conversion will be deemed to have occurred in connection with a make-whole fundamental change only if the notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the first bullet point under the proviso to clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). Upon surrender of Notes for conversion in connection with a make-whole fundamental change, we will deliver shares of common stock, including the additional shares, as described under “— Conversion Procedures,” at the increased conversion rate. We shall notify the holders of Notes of the effective date of such make-whole fundamental change and issue a press release no later than five business days after such make-whole effective date.
          The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the make-whole fundamental change. If the make-whole fundamental change is a transaction described in clause (1) or (2) of the definition of fundamental change, and holders of our common stock receive only cash in that make-whole fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the effective date of the make-whole fundamental change.
          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth above under “—Conversion Rate Adjustments.”
          The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of Notes:
Stock price on fundamental change date

Effective Date	$1.91	$2.24	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50	$6.00
May 7, 2010	77.970	69.970	57.869	42.120	31.491	23.694	17.744	13.121	9.504	6.678
May 1, 2011	77.970	56.887	45.984	33.241	25.105	19.162	14.580	10.954	8.048	5.720
May 1, 2012	77.970	34.908	25.620	17.749	13.535	10.501	8.150	6.269	4.730	3.452
May 1, 2013	77.970	11.304	9.380	8.333	5.714	0.000	0.000	0.000	0.000	0.000
May 1, 2014	77.970	4.464	3.108	1.483	0.000	0.000	0.000	0.000	0.000	0.000
May 1, 2015	77.970	2.232	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
The exact stock prices and effective dates may not be set forth in the table above, in which case the following shall apply:
•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $6.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $1.91 per share (subject to adjustment), no additional shares will be added to the conversion rate.
          Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the

Notes exceed 523.553 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth above under “—Conversion Rate Adjustments.”
     Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
     Our obligation to increase the conversion rate as described above could discourage a potential acquirer of us. The provisions with respect to the adjustment to the conversion rate upon a make-whole fundamental change, however, are not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
Optional Redemption
We may not redeem the Notes prior to May 6, 2013. On or after May 6, 2013, upon not less than 30 calendar days’ and not more than 60 calendar days’ notice, we may redeem for cash all or any portion of the Notes at a redemption price of 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest to, but not including the redemption date, unless the redemption date falls after a record date for the payment of interest but on or prior to the immediately succeeding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest, including any additional interest, to the holder of record as of the close of business on such record date and the redemption price will be 100% of the principal amount of Notes to be redeemed. The redemption date must be a business day. If a redemption date would fall on a day that is not a business day, we will purchase the Notes on the next succeeding business day, and no interest or additional interest will accrue for the period from the earlier redemption date to such next succeeding business day.
If we decide to redeem fewer than all of the outstanding Notes, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes or our common stock may then be traded or quoted.
If the trustee selects a portion of your Notes for partial redemption and you convert a portion of the same Note, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to issue, register the transfer of, or exchange any certificated Note scheduled for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.
Fundamental Change Permits Holders to Require Us to Purchase Notes
          If a fundamental change (as defined below in this section) occurs at any time, each holder will have the right, at that holder’s option, to require us to purchase for cash any or all of that holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including additional interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after the close of business on a regular record date and prior to the close of business on the interest payment date to which it relates, in which case we will pay accrued and unpaid interest to the holder of record on such regular record date). The fundamental change purchase date will be a date specified by us that is not less than the 20 calendar days and not more than 35 calendar days following the date of our fundamental change notice as described below. Any Notes purchased by us will be paid for in cash.
A “fundamental change” will be deemed to have occurred when:
          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); or
          (2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets, or (B) any statutory share exchange, consolidation or merger involving us pursuant to which our common stock will be converted into cash, securities or other property, or (C) any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) shall have occurred, provided that the following shall not be a fundamental change:
•	any transaction pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

•	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or
          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose nomination, election or appointment by such board or whose nomination for election by our shareowners was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, nomination or appointment was previously so approved) cease for any reason to constitute 50% or more of our board of directors then in office; or
          (4) our shareowners shall have approved any plan of liquidation or dissolution; or
          (5) our common stock (or other common stock into which the Notes are then convertible pursuant to the terms of the indenture) ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE Amex (or their respective successors).
          A fundamental change as a result of clause (2) above will not be deemed to have occurred, however, if 90% or more of the consideration received or to be received by our common shareowners (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions constituting the fundamental change consists of shares of common stock traded on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE Amex (or their respective successors) or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.
          “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.
          “Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.
          On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things
•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the Notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their Notes.
          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
          To exercise the purchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes duly completed, to the paying agent. The purchase notice must include the following information:
•	if certificated, the certificate numbers of the holder’s Notes to be delivered for purchase;

•	the portion of the principal amount of the holder’s Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the holder’s Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the indenture.
          A holder may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal shall include the following information:
•	the principal amount of the withdrawn Notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with appropriate DTC, Clearstream and/or Euroclear procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.
          We will be required to purchase the Notes on the fundamental change purchase date, subject to extension to comply with applicable law. A holder of Notes that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the Notes on the second business day following the fundamental change purchase date, then the following shall occur:
•	the Notes tendered for purchase and not withdrawn will cease to be outstanding and interest, including additional interest, if any, will cease to accrue on such Notes on the fundamental change purchase date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the paying agent); and

•	all other rights of the holders with respect to the Notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the Notes).
          In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required do the following:
•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.
          We will not be required to make an offer to purchase the Notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the indenture applicable to an offer by us to purchase the Notes upon a fundamental change and such third party purchases all Notes validly tendered and not withdrawn in such offer.
          The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the Notes. In addition, the requirement that we offer to purchase the Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
          The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to purchase its Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.
          If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or be able to arrange for financing to pay the purchase price in connection with a tender of Notes for purchase. Our ability to repurchase the Notes for cash may be limited by the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes.” If we fail to purchase the Notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.
Covenants
          Neither the Company nor any of its subsidiaries is restricted by the indenture from any of the following:

•	incurring any indebtedness or other obligation;

•	paying dividends or making distributions on our capital stock or the capital stock of any of our subsidiaries; or

•	purchasing or redeeming our capital stock or the capital stock of any of our subsidiaries.
          In addition, we are not required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the Notes upon a fundamental change or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness or value of the Notes, except to the limited extent described under the caption “—Fundamental Change Permits Holders to Require Us to Purchase Notes.” Among other things, the indenture does not contain covenants designed to afford holders of the Notes any protections in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Notes, except to the limited extent described following the caption “—Fundamental Change Permits Holders to Require Us to Purchase Notes.”
Merger, Consolidation or Sale of Assets
          The Company will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey substantially all of its assets to another person or group of affiliated persons, except that the Company may consolidate or merge with, or sell or convey substantially all of its assets to another person if (i) the Company is the continuing person or the successor person (if other than the Company) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all obligations of the Company under the indenture, including payment of the principal and interest on the Notes, and the performance and observance of all of the covenants and conditions of the indenture to be performed by the Company and (ii) immediately after giving effect to such transaction, there is no default or event of default under the indenture.
          Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the Notes of such holder as described above.
Events of Default
          Each of the following is an event of default under the indenture:
(1)	we default in paying principal of or premium, if any, on the Notes when due;

(2)	we default in paying interest on the Notes when due and such default continues for 30 days;

(3)	we fail to perform any other covenant or warranty in the Notes or in the indenture that continues for a period of 60 days after notice of such failure as provided in the indenture;

(4)	we fail to comply with our obligation to convert the Notes in accordance with the indenture upon exercise of a holder’s conversion right and the default continues for a period of five trading days;

(5)	we fail to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” or a make-whole fundamental change notice as described under “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” when due;

(6)	we fail to comply with our obligations under “—Merger, Consolidation or Sale of Assets;”

(7)	failure by us to repurchase notes of such series tendered for repurchase following the occurrence of a fundamental change in conformity with the covenant described under the caption “—Fundamental Change Permits Holders to Require Us to Purchase Notes;”

(8)	failure by us or any of our subsidiaries to pay any indebtedness for borrowed money (other than non-recourse mortgage debt), when due (after giving effect to any applicable grace period) or at final maturity or the acceleration by the holders thereof, if the total amount of such indebtedness unpaid or accelerated exceeds $1.0 million; and

(9)	certain events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries as defined in Article 1, Rule 1-02 of Regulation S-X occur.
          If an event of default with respect to the Notes (other than an event of default described in clause (9) above) should occur and be continuing, either the trustee or the holders of not less than 25% in the principal amount of outstanding Notes may declare the Notes due and payable. If an event of default described in the clause (9) above occurs with respect to the Notes, the principal amount of Notes will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the Notes written notice of a default with respect to the Notes as and to the extent provided by the Trust Indenture Act. As used in this paragraph, a “default” means an event described in the first paragraph under “—Events of Default” without including any applicable grace period.
          The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, including the redemption price, the repurchase price or the fundamental change price, if applicable, or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
          The trustee is under no obligation to exercise any of the rights or powers under the indenture at the request, order or direction of any of the holders of the Notes, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Notes.
          No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, for the appointment of a receiver or trustee or for any other remedy under the indenture unless:
•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

•	the holders of at least 25% in principal amount of the outstanding Notes have made a written request to the trustee, and offered reasonable indemnity satisfactory to the trustee, to institute proceedings as trustee;

•	the trustee has failed to institute the proceedings within 60 days after its receipt of such notice; and

•	the trustee has not received from the holders of a majority in principal amount of the Notes a direction inconsistent with that request.
          Notwithstanding the foregoing, a holder of Notes will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the indenture regarding the payment of default interest, interest on the Notes on the interest payment dates and to institute suit for the enforcement of payment.
          Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “—Reports” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 90 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. If we so elect, such additional interest will accrue on all outstanding Notes from and including the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 90th day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding Notes). On such 90th day (or earlier, if the event of default relating to the reporting obligations under the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the holders of a majority in principal amount of the outstanding Notes prior to such 90th day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 90th day, the Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.
          In order to elect to pay the additional interest on the Notes as the sole remedy during the first 90 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we must notify all holders of Notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.
Modification and Amendment
          Except as provided below, the consent of the holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class) is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding Note affected by such modification or amendment if it would:
•	reduce the principal amount of or change the stated maturity of any Note;

•	reduce the rate or extend the time for payment of interest on any Note;

•	reduce any amount payable upon repurchase or redemption of any Note or change the time at which or circumstances under which the Notes may or shall be repurchased;

•	impair the right of a holder to institute suit for payment on any Note;

•	change the currency in which any Note is payable;

•	impair the right of a holder to convert any Note or reduce the number of shares of common stock or any other property receivable upon conversion;

•	modify the redemption provisions of the indenture in a manner materially adverse to the holders of the Notes;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture;

•	change the ranking of the Notes; or

•	reduce the percentage of Notes required for consent to any amendment or modification of the indenture.
          The Company and the trustee may modify certain provisions of the indenture without the consent of the holders of the Notes, including to:
•	add guarantees with respect to the Notes or secure the Notes;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of the Company’s rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of Notes;

•	cure any ambiguity or correct any inconsistency in the indenture that does not adversely affect holders of the Notes;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	establish the forms or terms of the Notes;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code; and

•	conform, as necessary, the indenture and the form or terms of the Notes, to the “Description of Notes” as set forth in this prospectus.
Defeasance
          We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at stated maturity, or any purchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of Notes
          Except as otherwise provided above, we are responsible for making all calculations called for under the Notes or the indenture. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the Notes and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of the Notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of the Notes upon the request of that holder.
Reports
          The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be delivered by us to the trustee within 15 days after the same are required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee
          U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent for the Notes. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
          We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
          The indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.
Exchange and Transfer
          Holders of Notes may exchange or transfer the Notes in accordance with the indenture, and will not be required to pay a service charge to exchange or transfer the Notes, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer will only be made if the transfer agent is satisfied with the Note holder’s proof of ownership. See “—Book-entry Issuance” below.
Paying and Paying Agents
          The trustee will act as our paying agent for the Notes. We may choose to pay interest by mailing checks or making wire or other electronic funds transfers, provided that we will make all payments in respect of global notes by wire transfer of same-day funds. Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. We may also arrange for additional payment offices and may cancel or change these offices, including any use of the trustee’s corporate trust office. We may appoint or change any paying agent without prior notice to any note holder.
Registration Rights
          We have entered into a registration rights agreement with the initial purchaser in the offering of the Notes. We have agreed to file with the SEC a shelf registration statement covering resale of the registrable securities no later than June 30, 2010 and to use commercially reasonable efforts to cause the shelf registration statement to become effective within 85 days after the closing date (or 115 days after the closing date if the registration statement is reviewed by the SEC). This prospectus is part of that registration statement. We will use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier to occur of:
•	the date all of the registrable securities have been sold pursuant to the shelf registration statement under the Securities Act; and

•	the two-year anniversary of the latest issue date.
          When we use the term “registrable securities” in this section, we are referring to the Notes and the common stock issuable upon conversion of the Notes.
          We may suspend the use of the prospectus under certain circumstances relating to the acquisition or divestiture of assets, pending corporate developments and similar events. Any suspension period shall not:
•	exceed 30 days in any 90-day period; or

•	an aggregate of 60 days for all periods in any 12-month period.
          We will pay predetermined additional interest on any interest payment date to the holders of Notes if the shelf registration statement is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted above. Such additional interest will accrue until the date prior to the day the default is cured, but not longer than two years from the last date of original issuance of Notes offered hereby, at a rate per year equal to:
•	0.25% of the principal amount of the outstanding Notes to and including the 90th day following such registration default; and

•	0.50% of the principal amount of the outstanding Notes from and after the 91st day following such registration default; or

•	0.25% of the principal amount of the outstanding Notes from the 31st day through the 60th day following suspension of the use of the prospectus because we suspended use of the prospectus for more than 30 days in any 90-day period or from the 61st day through the 150th day following suspension because we suspended use of the prospectus for more than 60 days in any 12-month period; and

•	0.50% of the principal amount of the outstanding Notes from and after the 60th day following suspension of the use of the prospectus because we suspended use of the prospectus for more than 30 days in any 90-day period or from the 150th day following suspension because we suspended use of the prospectus for more than 60 days in any 12-month period.
          Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes and will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
A holder who elects to sell registrable securities pursuant to the shelf registration statement will be required to:
•	be named as a selling shareowner in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.
Under the registration rights agreement we will:
•	pay all expenses of the shelf registration statement;

•	provide each holder named in the prospectus copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the registrable securities in accordance with the terms and conditions of the registration rights agreement.
          The plan of distribution of the shelf registration statement will permit resales of registrable securities by selling security holders though brokers and dealers.
          We will give notice to all holders of the effectiveness of the shelf registration statement by issuing a press release to PR Newswire.
          This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2010 (File No. 001-08122-10811025) which is incorporated herein by reference.
Book-entry Issuance
          We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The global notes
          The Notes were issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes were deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
          Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
          The global notes and beneficial interests in the global notes are subject to restrictions on transfer as described under “Transfer Restrictions.”
Book-entry procedures for the global notes
          All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
          So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
          As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Payments of principal and interest with respect to the Notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated notes
          Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC’s procedures.

DESCRIPTION OF CAPITAL STOCK
          As of the date of this prospectus, the authorized capital stock of our company consists of 220,000,000 shares of capital stock, 200,000,000 of such shares being common stock, par value $0.01 per share, and 20,000,000 of such shares being preferred stock, par value $0.01 per share, issuable in one or more series or classes.
          Selected provisions of our organizational documents are summarized below. In addition, you should be aware that the summary below does not describe or give full effect to the provisions of statutory or common law which may affect your rights as a shareowner.
Common Stock
          We have one existing class of common stock. As of June 23, 2010, there were 69,339,821 shares of our common stock outstanding.
          Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our shareowners and are not entitled to cumulative voting for the election of directors.
          The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding-up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.
          All issued and outstanding shares of common stock are fully paid and nonassessable.
          Our common stock is listed under the symbol “GBE” on the New York Stock Exchange. Computershare Investor Services, L.L.C. is the transfer agent and registrar for our common stock.
Preferred Stock
          The Board of Directors has the authority to issue up to 20,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of our common stock, without further vote or action by the shareowners. The Board of Directors has designated up to 1,000,000 shares of our preferred stock as our 12% Preferred Stock. As of the date of this prospectus, the Company has issued an aggregate of 965,700 shares of 12% Preferred Stock.
          One of the effects of undesignated preferred stock may be to enable our Board of Directors to render it more difficult to or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by our Board of Directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.
          On November 6, 2009, we issued and sold of 900,000 shares of our 12% Preferred Stock in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each share of 12% Preferred Stock is convertible into shares of our common stock. JMP Securities, Inc. acted as initial purchaser and placement agent with this private placement. We also granted a 45-day over-allotment option to the initial purchaser and placement agent for the offering, and pursuant to such over-allotment option, we sold an additional 65,700 shares of Preferred Stock for gross proceeds of $6.6 million, all of which will be used for working capital purposes. The rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences are described more fully in that certain Registration Statement on Form S-1/A filed with the SEC on March 24, 2010.

Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of our Certificate of Incorporation and Bylaws
          Provisions of Delaware law and our certificate of incorporation and bylaws may make it more difficult to acquire control of our company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:
•	As discussed above, our certificate of incorporation permits our Board of Directors to issue a new series of preferred stock with terms that may make an acquisition by a third party more difficult or less attractive (subject to the consent of holders representing at least a majority of the outstanding shares of the 12% Preferred Stock, in the case of preferred stock that ranks senior to or, to the extent that 225,000 shares of 12% Preferred Stock remains outstanding, on a parity with, the 12% Preferred Stock).

•	Our bylaws provide time limitations on shareowners that desire to present nominations for election to our Board of Directors or propose matters that can be acted upon at shareowners’ meetings.

•	Our certificate of incorporation and bylaws permit our Board to adopt, amend or repeal our bylaws.

•	Our bylaws provide that special meetings of shareowners can be called only by our Board of Directors or by holders of at least a majority of our outstanding capital stock.
          Copies of our certificate of incorporation and bylaws, as amended through the date of this prospectus, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”
Liability and Indemnification of Officers and Directors
          Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of our directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:
•	for any breach of the director’s duty of loyalty to us or our shareowners;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases or dividends; or

•	for any transaction from which the director derives an improper personal benefit.
          These provisions do not limit or eliminate our rights or those of any shareowner to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
          Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.
          We have entered into separate indemnification agreements with our directors and executive officers that will, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the Delaware General Corporation Law.
          The indemnification agreements require us, among other things, to indemnify executive officers and directors against certain liabilities, other than liabilities arising from willful misconduct that may arise by reason of their status or service as directors or officers. We are also be required to advance amounts to or on behalf of our officers and directors in the event of claims or actions against them. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as our directors and executive officers.
Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws
          Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareowners to change management or receive a premium for their shares.
Delaware Law
          We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover provision. In general, the provision prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested shareowner” for a period of three years after the date of the transaction in which the person became an interested shareowner. A “business combination” includes a merger, sale of 10.0% or more of our assets and certain other transactions resulting in a financial benefit to the shareowner. For purposes of Section 203, an “interested shareowner” is defined to include any person that is:
•	the owner of 15.0% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15.0% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the persons described in the foregoing bullet points.
          However, the above provisions of Section 203 do not apply if:
•	our Board of Directors approves the transaction that made the shareowner an interested shareowner prior to the date of that transaction;

•	after the completion of the transaction that resulted in the shareowner becoming an interested shareowner, that shareowner owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our shareowners by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareowner.
          Our shareowners may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for us not to be governed by Section 203, effective 12 months after adoption. Currently, neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors.
Charter and Bylaw Provisions
          Special meetings of our shareowners may be called at any time only (i) by the Board of Directors, or by a majority of the members of the Board of Directors or by a committee of the Board which has been duly designated by the Board, whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Company, include the power to call such meetings or (ii) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class).
          Members of our Board of Directors may be removed with the approval of the holders of a majority of the shares then entitled to vote at an election of directors, with or without cause. Vacancies and newly-created directorships resulting from any increase in the number of directors, other than an increase in respect of the 12% Preferred Directors, may be filled by a majority of our directors then in office, though less than a quorum. If there are no directors in office, then an election of directors may be held in the manner provided by law.

LEGAL MATTERS
          The validity of the Notes and the Common Stock offered hereby will be passed upon for us by Zukerman Gore Brandeis & Crossman, LLP, New York, New York.
EXPERTS
           The consolidated financial statements of Grubb & Ellis Company appearing in Grubb & Ellis Company’s Annual Report (Form 10-K/A) for the year ended December 31, 2009 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference which, as to the years 2008 and 2007, are based in part on the report of PKF Certified Public Accountants A Professional Corporation, independent registered public accounting firm. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of such firms pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act of 1933 with respect to the Notes and the shares of Common Stock to be sold pursuant to this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information regarding us, the Notes and the shares of Common Stock to be sold pursuant to this prospectus, please refer to the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
          We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. Reports, proxy statements, and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices. You may obtain information on the operation of the public reference rooms by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, like us, that file electronically with the SEC. The address of that website is: http://www.sec.gov. You can also obtain access to our reports and proxy statements, free of charge, on our website at http://www.grubb-ellis.com as soon as reasonably practicable after such filings are electronically filed with the SEC. The information on our website is not part of this prospectus. Our common stock is listed on the NYSE under the symbol “GBE.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the information currently in, and be incorporated by reference in, this prospectus.
          We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):
•	our Annual Report on Form 10-K/A for the year ended December 31, 2009 filed with the SEC on April 30, 2010 (File No. 001-08122-10784017);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010 (File No. 001-08122-10840208);

•	our Current Report on Form 8-K filed with the SEC on January 5, 2010 (File No. 001-08122-10508364);

•	our Current Report on Form 8-K filed with the SEC on January 6, 2010 (File No. 001-08122-10512348);

•	our Current Report on Form 8-K filed with the SEC on February 18, 2010 (File No. 001-08122-10617287);

•	our Current Report on Form 8-K/A filed with the SEC on February 19, 2010 (File No. 001-08122-10620395);

•	our Current Report on Form 8-K filed with the SEC on March 5, 2010 (File No. 001-08122-10659956);

•	our Current Report on Form 8-K filed with the SEC on March 31, 2010 (File No. 001-08122-10715866);

•	our Current Report on Form 8-K filed with the SEC on April 6, 2010 (File No. 001-08122-10733382);

•	our Current Report on Form 8-K filed with the SEC on April 30, 2010 (File No. 001-08122-10784013);

•	our Current Report on Form 8-K filed with the SEC on May 4, 2010 (File No. 001-08122-10795031);

•	our Current Report on Form 8-K filed with the SEC on May 7, 2010 (File No. 001-08122-10811025);

•	our Current Report on Form 8-K filed with the SEC on May 12, 2010 (File No. 001-08122-10824474);

•	our Current Report on Form 8-K/A filed with the SEC on May 12, 2010 (File No. 001-08122-10824681);

•	our Current Report on Form 8-K/A filed with the SEC on June 3, 2010 (File No. 001-08122-10874780);

•	our Current Report on Form 8-K filed with the SEC on June 4, 2010 (File No. 001-08122-10877746);

•	our Current Report on Form 8-K filed with the SEC on June 10, 2010 (File No. 001-08122-10890976);

•	our Current Report on Form 8-K filed with the SEC on June 24, 2010 (File No. 001-08122-10915252); and

•	the description of our capital stock set forth in the Registration Statement on Form S-1/A filed with the SEC on March 24, 2010, including any amendment or report filed for the purpose of updating such description.
          We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, telephone: (800) 877-9066.
          This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

          You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

You should rely only on the information contained in this prospectus and any prospectus supplement that may be provided to you in connection with this offering. We have not authorized anyone to provide you with information that is different. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Grubb & Ellis Company
13,367,490 Shares of Common Stock
$30,000,000 principal amount of 7.95% Convertible Senior
Notes due 2015

The date of this prospectus is
          , 2010

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee. All of the expenses below will be paid by us.

Item
SEC registration fee	$2,139
Blue sky fees and expenses	0
Printing and engraving expenses	5,000	*
Legal fees and expenses	10,000	*
Accounting fees and expenses	8,000	*
Transfer Agent and Registrar fees	2,000	*
Trustee fees	1,000	*
Miscellaneous	0

Total	$28,139

*	Estimated
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our bylaws, as amended (Exhibits 3.12—3.17 to this registration statement), provide that we shall indemnify our directors and officers to the fullest extent permitted by law and allow us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise.
          Our certificate of incorporation, as amended (Exhibits 3.1—3.11 to this registration statement), provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our shareowners. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our shareowners, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
          Our certificate of incorporation further provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of shareowners or disinterested directors, or otherwise. We have obtained directors’ and officers’ liability prior to this offering.
          We have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of Grubb & Ellis or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.
ITEM 16. EXHIBITS
The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K: See exhibit index.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	That:
(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California, on this 25th day of June, 2010.

GRUBB & ELLIS COMPANY
By:	/s/ Thomas P. D’Arcy
	Name:	Thomas P. D’Arcy
	Title:	Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the date indicated:

Signature		Title	Date

/s/ Thomas P. D’Arcy Thomas P. D’Arcy		Chief Executive Officer, President and Director (Principal Executive Officer)	June 25, 2010

/s/ Matthew A. Engel Matthew A. Engel		Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer (Principal Financial and Accounting Officer)	June 25, 2010

/s/ C. Michael Kojaian	*	Director	June 25, 2010

C. Michael Kojaian

/s/ Robert J. McLaughlin	*	Director	June 25, 2010

Robert J. McLaughlin

/s/ Devin I. Murphy	*	Director	June 25, 2010

Devin I. Murphy

/s/ D. Fleet Wallace	*	Director	June 25, 2010

D. Fleet Wallace

/s/ Rodger D. Young	*	Director	June 25, 2010

Rodger D. Young

* POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas P. D’Arcy, as his true and lawful attorney-in-fact and agent with full power of substitution and reconstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

By:	/s/ Thomas P. D’Arcy
	Name:	Thomas P. D’Arcy
	Title:	Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit
No.	Description
(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

2.1	Agreement and Plan of Merger, dated as of May 22, 2007, among NNN Realty Advisors, Inc., B/C Corporate Holdings, Inc. and the Registrant, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2007.

2.2	Merger Agreement, dated as of January 22, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2009.

2.3	First Amendment to Merger Agreement, dated as of January 22, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on January 29, 2009.

2.4	Second Amendment to Merger Agreement, dated as of May 19, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2009.

(3) Articles of Incorporation and Bylaws

3.1	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 31, 1995.

3.2	Certificate of Retirement with Respect to 130,233 Shares of Junior Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary of State on January 22, 1997, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 1997.

3.3	Certificate of Retirement with Respect to 8,894 Shares of Series A Senior Convertible Preferred Stock, 128,266 Shares of Series B Senior Convertible Preferred Stock, and 19,767 Shares of Junior Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary State on January 22, 1997, incorporated herein by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 1997.

3.4	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741).

3.5	Amended and Restated Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on September 13, 2002, incorporated herein by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K filed on October 15, 2002.

3.6	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A-1 Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on January 4, 2005, incorporated herein by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

3.7	Preferred Stock Exchange Agreement, dated as of December 30, 2004, between the Registrant and Kojaian Ventures, LLC, incorporated herein by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

3.8	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A-1 Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on January 4, 2005, incorporated herein by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

Exhibit
No.	Description

3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Grubb & Ellis Company as filed with the Delaware Secretary of State on December 7, 2007, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2007.

3.10	Certificate of the Powers, Designations, Preferences and Rights of the 12% Cumulative Participating Perpetual Convertible Preferred Stock, as filed with the Secretary of State of Delaware on November 4, 2009, incorporated herein by reference to Annex A to the Registrant’s Schedule 14A filed on November 6, 2009.

3.11	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 17, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2009.

3.12	Bylaws of the Registrant, as amended and restated effective May 31, 2000, incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K filed on September 28, 2000.

3.13	Amendment to the Amended and Restated By-laws of the Registrant, effective as of December 7, 2007, incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on December 13, 2007.

3.14	Amendment to the Amended and Restated By-laws of the Registrant, effective as of January 25, 2008, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on January 31, 2008.

3.15	Amendment to the Amended and Restated By-laws of the Registrant, effective as of October 26, 2008, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 29, 2008.

3.16	Amendment to the Amended and Restated By-laws of the Registrant, effective as of February 5, 2009, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009.

3.17	Amendment to the Amended and Restated Bylaws of the Registrant, effective December 17, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on December 23, 2009.

(4) Instruments Defining the Rights of Security Holders, including Indentures.

4.1	Registration Rights Agreement, dated as of April 28, 2006, between the Registrant, Kojaian Ventures, LLC and Kojaian Holdings, LLC, incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2006.

4.2	Warrant Agreement, dated as of May 18, 2009, by and between the Registrant, Deutsche Bank Trust Company Americas, Fifth Third Bank, JPMorgan Chase, N.A. and KeyBank, National Association, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on May 27, 2009.

4.3	Registration Rights Agreement, dated as of October 27, 2009, by and among the Registrant and each of the persons listed on the Schedule of Initial Holders attached thereto as Schedule A, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 Annual Report on Form 10-K filed on December 28, 2009.

4.4	Amendment No. 1 to Registration Rights Agreement, dated as of November 4, 2009, by and among the Registrant and each of the persons listed on the Schedule of Initial Holders attached thereto as Schedule A, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 Annual Report on Form 10-K filed on December 28, 2009.

4.5	Indenture for the 7.95% Convertible Senior Securities due 2015, dated as of May 7, 2010, between Grubb & Ellis Company, as Issuer, and U.S. Bank National Association, as Trustee, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2010.

Exhibit
No.	Description

4.6	Registration Rights Agreement, dated as of May 7, 2010, between Grubb & Ellis Company and JMP Securities LLC, as Initial Purchaser, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 7, 2010.

4.7†	Form of 7.95% Convertible Senior Note due 2015.

On an individual basis, instruments other than Exhibits listed above under Exhibit 4 defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries and partnerships do not exceed ten percent of total consolidated assets and are, therefore, omitted; however, the Company will furnish supplementally to the Commission any such omitted instrument upon request.

(5) Opinion regarding legality

5.1††	Opinion of Zukerman Gore Brandeis & Crossman, LLP.

(12) Statements re computation of ratios

12.1†	Computation of Ratio of Earnings to Fixed Charges.

(23) Consent of Independent Registered Public Accounting Firm

23.1†	Consent of Ernst & Young LLP.

23.2†	Consent of PKF Certified Public Accountants A Professional Corporation.

23.3††	Consent of Zukerman Gore Brandeis & Crossman, LLP (included in Exhibit 5.1).

(25) Statement of eligibility of trustee

25.1†	Form T-1 Statement of Eligibility of Trustee.

(99) Additional Exhibits

99.1	Letter of termination from Grubb & Ellis Realty Advisors, Inc. to the Registrant dated as of February 28, 2008, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 29, 2008.

†	Filed herewith.

††	To be filed by amendment.